Exhibit 10.1

officemas 1995

LEASE

Between

RAMLAND REALTY ASSOCIATES L.L.C.,

as Landlord,

and

VISION-SCIENCES, INC.,

as Tenant

Building:

One Ramland Road

Orangeburg, New York 10962

TABLE OF CONTENTS

STANDARD OFFICE LEASE

ARTICLE 9	21
9.01. Parking	21

ARTICLE 10	22
10.01. Permitted Uses	22
10.02. Prohibited Uses	22
10.03. Physical Protection of Premises	23

ARTICLE 11	24
11.01. Building Name	24
11.02. Tenant Signs	24
11.03. Directory	24

ARTICLE 12	24
12.01. Services During Non-Regular Business Hours	24
12.02. Cooling Tower	25

ARTICLE 13	25
13.01. Prohibition Against Assignment, Etc	25
13.02. Permitted Subletting	26
13.03. Profits	27
13.04. Advertising; Listing	27
13.05. Prior to Commencement Date	28
13.06. Delivery of Sublease Requirement	28
13.07. Sublease Requirement	28
13.08. Liability for Subtenant	28
13.09. Indemnification Against Brokers	28

ARTICLE 14	29
14.01. Quiet Enjoyment	29

ARTICLE 15	29
15.01. Subordination	29
15.02. Attornment	30
15.03. Waiver of Termination Right	30

ARTICLE 16	30
16.01. Changes to Building	30
16.02. Multi-Tenant Floors	31

ARTICLE 17	31
17.01. Notice and Compliance With Laws	31
17.02. Contest	31

ARTICLE 18	32
18.01. Tenant’s Requirements	32
18.02. Blanket Policies	32
18.03. Tenant’s Compliance	33
18.04. Waiver of Subrogation	33
18.05 Landlord’s Insurance	33

ARTICLE 19	33
19.01. Permitted Changes	33
19.02. Substantial Changes	34
19.03. Substantial Changes in Excess of $100,000	35
19.04. Restricted Changes	35

ARTICLE 20	35
20.01. Tenant’s Property	35
20.02. Abandonment of Tenant’s Property	35
20.03. Leasehold Improvements	35
20.04. End of Term	36
20.05. Removal by Landlord	36

ARTICLE 21	36
21.01. Tenant’s Required Repairs	36
21.02. Windows	36
21.03. Damage to Building	37

ARTICLE 22	37
22.01. Landlord’s Obligations	37
22.02. Cleaning	37
22.03. Extraordinary Refuse	38
22.04. Quality of Repairs	38
22.05. Required Changes	38

ARTICLE 23	39
23.01. Access and Repair	39
23.02. Tenant’s Requirements	39
23.03. Additional Tenant Requirements	39

ARTICLE 24	40
24.01. Elevators	40
24.02. Interruption of Services	40

ARTICLE 25	42
25.01. Tenant’s Access to Demised Premises	42

ARTICLE 26	42
26.01. Lines Through Demised Premises	42
26.02. Access to Demised Premises	42
26.03. Access Upon Emergency	43
26.04. Access During Twelve Months	43

ARTICLE 27	43
27.01. Access for Protection	43
27.02. No Liability	44

ARTICLE 28	44
28.01. Notice to Landlord	44

ARTICLE 29	44
29.01. No Liability of Landlord	44
29.02. Indemnification	44
29.03. Exculpation	45

ARTICLE 30	45
30.01. Notice and Repair Obligation	45
30.02. Abatement of Rent	46
30.03. Termination Rights	46
30.04. Termination Upon Casualty	46
30.05. Non-Liability of Landlord	47
30.06. Insurance on Tenant’s Property	47

30.07. Waiver of Statutory Protection.	47

ARTICLE 31	47
31.01. Landlord’s Rights to Award	47
31.02. Full Taking	47
31.03. Partial Taking	48
31.04. Tenant’s Rights to Award	48
31.05. Reconstruction	48

ARTICLE 32	48
32.01. Surrender	48
32.02. Holdover	49

ARTICLE 33	49
33.01. Prior to Term	49
33.02. During Term	50
33.03. Adequate Assurances	50

ARTICLE 34	51
34.01. Re-Entry; Summary Proceedings	51
34.02. Remedies Cumulative	51
34.03. Retention of Funds	51

ARTICLE 35	52
35.01. Damages	52
35.02. Recovery of Damages	53
35.03. Additional Damages	53

ARTICLE 36	53
36.01. Waiver of Redemption Rights	53
36.02. No Designation of Payments	53
36.03. Waiver of Jury Trial	53

ARTICLE 37	54
37.01. Performance of Tenant’s Obligations	54

ARTICLE 38	54
38.01. Consents and Approvals	54
38.02. Expenses	55

ARTICLE 39	55
39.01. Rules and Regulations	55

ARTICLE 40	55
40.01. Amendments for Financing	55

ARTICLE 41	55
41.01. Notice to Mortgagees and Lessors	55

ARTICLE 42	56
42.01. Successors and Assigns	56
42.02. Partnership Tenant	56

ARTICLE 43	57
43.01. Waivers	57
43.02. Surrender; Payments	57

ARTICLE 44	58
44.01. Notices	58

ARTICLE 45	58
45.01. Tenant’s Estoppel	58
45.02. Landlord’s Estoppel	59
45.03. Recording	59

ARTICLE 46	59
46.01. Entire Agreement	59
46.02. Partial Invalidity	59
46.03. Applicable Law	59
46.04. Consequential Damages	59
46.05. Lease Submission	59
46.06. Asterisks	60
46.07. Confidentiality	60
46.08. Right to Relocate	60
46.09 Authority	61
46.10 Lease Condition	61

ARTICLE 47	61
47.01 Termination Option	61

ARTICLE 48	63
48.01 Right Of First Offer	63

Article 49	65
49.01. IDA Contingency Clause	65

Exhibit “A” - Floor Plan and Location Plans
Exhibit “A-1” – Right of First Offer – Additional Space
Exhibit “B” - Estoppel Letter
Exhibit “C” – Intentionally omitted
Exhibit “D” - Commencement Date Agreement
Exhibit “E” – Tenant’s Sign Specifications
Exhibit “F” – Termination Fee Schedule

STANDARD OFFICE LEASE

LEASE, dated the of April, 2008, between RAMLAND REALTY ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at 100 Clearbrook Road, Elmsford, New York 10523, (hereinafter called “Landlord”), and VISION-SCIENCES, INC., a Delaware corporation, having its principal place of business at 40 Ramland Road, Orangeburg, New York 10962 (hereinafter called “Tenant”).

WHEREAS, Landlord is the owner of the Building (as defined in Section 2.01 (a)) located at One Ramland Road, Town of Orangeburg, County of Rockland, and State of New York; and

WHEREAS, Landlord and Tenant desire that a lease be made by Landlord to Tenant of certain space in the Building for the term of this lease, for the rent and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations herein contained;

NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Demise-Premises-Term-Rent

1.01. Demise.

Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord, the premises hereinafter mentioned for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this lease.

1.02. Demised Premises.

The premises hereby leased to Tenant are a portion of the first (1st) floor of the Building consisting of approximately 34,795 square feet, as shown on the floor and location plans annexed hereto and marked as Exhibit A.  The terms “Demised Premises” or “Premises” at any given time shall mean the premises described above, subject to the provisions of this lease.

Tenant and its invitees shall also be entitled to the non-exclusive right to use the physical fitness facility, if any, and the cafeteria, if any, located within the Building, together with other occupants of the Building.  Notwithstanding anything herein to the contrary, Tenant acknowledges that (i) the physical fitness facility is provided as an amenity for tenants of the Building and is for use only by said tenants and their respective employees. Landlord  hereby makes no representation that such facility shall remain in place and be available to Tenant and its employees or any other tenants and their employees throughout the Lease term or any extensions thereof and (ii)  the cafeteria is not in operation as of the date hereof and that Landlord shall have no obligation to operate the cafeteria or to make arrangements with a third party to operate the cafeteria.

Notwithstanding anything herein to the contrary, Landlord will not discontinue the physical fitness facility unless said space is necessary to accommodate the requirements of a third party to lease space in the Building.

So long as there continues to be cafeteria space in the Building, Tenant shall be entitled, upon prior notice to Landlord, to use the cafeteria space for private training functions, not more frequently than one (1x) per month, at no charge, provided, however, Tenant shall be responsible for the cost of cleaning said cafeteria space after such use and provided further that if the cafeteria is being operated as a cafeteria, Tenant’s right to use said space for private training functions shall be after regular business hours. If Tenant desires to utilize said cafeteria space more frequently than one (1x) per month, then, subject to availability, Tenant may do so upon terms and conditions (including license fee) mutually agreeable to Landlord and Tenant. Landlord hereby makes no representation that such cafeteria space shall remain in place and be available to Tenant throughout the Lease term and Landlord may lease said space to a third party.

Tenant acknowledges that an elevator and stairwell is located in said lobby area and that occupants may use said elevator and stairwell to gain access to said lobby area. Notwithstanding the foregoing, Landlord will provide in the lease of any third party in the Building Office Space after the date hereof that said third party and its invitees shall not be permitted to use the stairway or elevator which lead to the lobby area on the Ramland Road side of the Building, except as a means of emergency ingress or egress, and Landlord will  use commercially reasonable efforts to discourage the use of said stairway or elevator to the lobby area on the Ramland Road side of the Building by other occupants of the Building including, without limitation, by installing a fire door on the second floor  of said stairwell and posting Tenant’s name on the first floor elevator button; notwithstanding anything herein to the contrary,  Landlord shall have no liability for failure to prevent use of said lobby by said occupants.

1.03. Term.

The term of this lease and the estate hereby granted (hereinafter collectively called the “term of this lease”) shall commence on the Commencement Date (as defined in Section 4.01) and shall expire on the last day of the month in which occurs the day before the ten (10) year anniversary of the Commencement Date (such expiration date being hereinafter called the “Expiration Date”), or on such earlier date upon which the term of this lease may expire or be terminated pursuant to any of the provisions of this lease or pursuant to law. Promptly following the determination of the Commencement Date, the parties shall enter into a supplementary written statement prepared by Landlord setting forth the Commencement and Expiration Dates in the form attached hereto and made a part hereof as Exhibit D. Any failure by Tenant to execute and deliver such statement shall not affect the Landlord’s determination of the Commencement and Expiration Dates, and such statement shall be deemed approved and accepted if not received back by Landlord or objected to by Tenant within twenty (20) days of submission by Landlord to Tenant.

1.04.  Rent.

The rent reserved under this lease (hereinafter called the “rent”), for the term hereof, shall be and shall consist of:

(a)                                  fixed annual rent (subject to the annual credit provided for in Section 5.01 hereof, if applicable), as follows:

Months	Yearly Rate	Monthly Installments	Annual Rate Per Rentable Sq. Ft.
1 - 60	$215,381.05	$17,948.42	$6.19
61 - 96	$478,083.30	$39,840.28	$13.74
97 - 102	$495,480.80	$41,290.07	$14.24
103 - 120	$643,707.50	$53,642.29	$18.50

(which sums are hereinafter referred to as “fixed rent”) which fixed rent shall be payable without notice, in equal monthly installments in advance on the first day of each and every calendar month of the term of this lease (except that if the first day of the term of this lease is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on such first day), plus

(b)                                 such other sums of money as shall become due and payable hereunder (which other sums are collectively hereinafter referred to as “additional rent”), which additional rent shall be payable as hereinafter provided, all to be paid to Landlord or its designated agent, at its principal place of business as specified on the first page of this lease, or such other place as Landlord may designate in writing, in lawful money of the United States of America, without abatement, deduction or set-off.

1.05. Payments Due.

Tenant covenants and agrees to pay the rent and other charges herein reserved promptly, as and when the same shall become due and payable, without notice or demand therefor.  If no date shall be set forth herein for the payment of additional rent, then such sum shall be due and payable within 15 business days after the date upon which Landlord demands such payment.  Landlord acknowledges receipt of the payment of fixed rent for the first full calendar month of the term, by check, subject to collection.

1.06.Intentionally omitted.

1.07. Late Charge.

If any monies owing by Tenant to Landlord are not paid within 5 days of the date same are due and payable pursuant to the provisions of this lease, Tenant shall pay to Landlord, in compensation for the additional administrative, bookkeeping and collection expenses incurred by Landlord by reason of such late payment, a sum calculated by multiplying the amount of money not paid timely by the greater of (a) 13%, or (b) three (3) percentage points in excess of the prime rate then established by JPMorgan Chase Bank, dividing the product by 365 and multiplying the quotient by the number of days between the date such monies were payable and the date such monies are in fact paid. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge.  Such compensation shall be without prejudice to any of Landlord’s rights and remedies hereunder. Notwithstanding anything in this Article to the contrary, Landlord shall waive a late charge one time during each lease year provided, however, the installment of fixed rent or additional rent so due is paid by the fifteenth (15th) day of the month.  Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require a late charge to be reassessed and added to Tenant’s obligations hereunder.

ARTICLE 2

Definitions

2.01. Definitions.

For all purposes of this lease, and all agreements supplemental hereto, the terms defined in this Section shall have the meanings specified in this Section unless the context otherwise requires:

(a)                                  The Building shall mean the building and improvements serving same, erected on the Real Property (as defined in Section 2.01(b) hereof), of which Building the Demised Premises are a part, and all replacements of or additions to such Building. Landlord reserves the right to construct additional building(s) upon the Real Property so long as Tenant’s use of and access to the Demised Premises  and parking spaces is not materially adversely affected.  The Building shall be conclusively deemed to be 232,000 square feet. That portion of the Building consisting of office space (“Building Office Space”) shall be conclusively deemed to be 151,000  square feet) and that portion of the Building consisting of flex space (i.e. space generally to be used for warehouse and distribution, laboratory, manufacturing or other non-office use) (“Building Flex Space”) shall be conclusively deemed to be 81,000 square feet. Notwithstanding anything herein to the contrary, including, without limitation, the Permitted Use pursuant to Article 10 hereof, the Demised Premises are located in the Building Office Space and such Permitted Use is permitted in the Demised Premises notwithstanding that the Demised Premises is located in the Building Office Space.

(b)                                 Real Property shall mean the tax lot of which the Building is a part, commonly known as Tax Map No. 73.20-1-24.

(c)                                  The Rentable Area of the Demised Premises, shall be conclusively deemed to be 34,795 square feet.

(d)                                 The term mortgage shall include an indenture of mortgage, a deed of trust to a trustee, a pledge or any other instrument creating a lien on or other security interest in the Real Property, and the term mortgagee shall include any such mortgagee, trustee and any other holder of rights under a mortgage.

(e)                                  The terms include and including shall each be construed as if followed by the phrase “without being limited to”.

(f)                                    Landlord shall mean only the owner, or the mortgagee in possession, for the time being of the Building or of the Real Property and Building  (or the owner of a lease or sublease of the Building or of the Real Property and Building  of which the Demised Premises form a part, so that in the event of any conveyance, sale or sales of said Building or Real Property and Building or an assignment, termination or surrender of said lease or sublease or in the event of a lease or sublease of said Building, or of the Real Property and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder,  provided that the parties or their successors in interest, or between the parties and the purchaser, at any such sale or other transaction described above, or the said lessee or transferee of the Building, or of the Real Property and Building, that the purchaser or the lessee or transferee of the Building, or the Real Property and Building has, in writing, assumed and agreed to carry out any and all covenants and obligations of Landlord thereafter accruing hereunder, including the return of any security deposit.

(g)                                 Tenant shall mean and include, at any given time, Tenant herein named and each successor to or assignee of any interest of Tenant herein named under this lease pursuant to the terms of this lease.

(h)                                 The obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants, agreements, terms, conditions and limitations contained in this lease.

(i)                                     Tenant’s obligations hereunder, and words of like import, and Landlord’s obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed, observed, or kept by Tenant, or by Landlord, as the case may be.  Reference to performance of either party’s obligations under this lease shall be construed as “performance, observance and keeping”.

(j)                                     The term related corporation shall mean a corporation, individual, partnership, or other business entity, which directly or indirectly, controls, is controlled by, or is under common control with, another corporation, individual, partnership, or other business entity.

(k)                                  The term successor corporation shall mean a corporation or other business entity into or with which another corporation or other business entity shall be merged or consolidated or to which all or substantially all of the assets of such other corporation or other business entity shall be transferred.

(l)                                     The term laws and requirements of public authorities, and words of like import, shall mean laws and ordinances of any or all of the federal, state, city, and county governments and rules, regulations, orders and directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction of the Real Property or Building, and the directions of any public officer pursuant to law.

(m)                               The term requirements of insurance bodies, and words of like import, shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any other similar body performing the same or similar functions and having jurisdiction over the Real Property, Building or Demised Premises.

(n)                                 The words repair and repairs shall be deemed to include restoration, replacement and rebuilding.

(o)                                 All references in this lease to numbered Articles, numbered Sections and lettered Exhibits, are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

(p)                                 The term unavoidable delays shall mean delays due to strike, lockout or other labor or industrial disturbance (whether or not on the part of employees of either party hereto), civil disturbance, order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, or riot, sabotage, blockage, embargo, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, flood, washout, explosion, act of God, or any cause whatsoever beyond the reasonable control of either party hereto whether or not similar to any of the causes hereinabove stated, excluding however, the inability of either party to obtain any financing which may be necessary to carry out its obligations.

(q)                                 Regular business hours, business days and words of like import shall mean 7:00 A.M. to 7:00 P.M. on all days other than Saturdays, Sundays, all days observed as holidays by the United States, State of New York or labor unions representing individuals servicing the Building in behalf of Landlord. Notwithstanding anything herein to the contrary, Tenant shall have access to the Demised Premises and Building 24 hours a day, 7 days a week, 365 days a year, subject to the terms and provisions of this Lease and laws and requirements of public authorities.

(r)                                    The word invitee, relating to either Landlord or Tenant, shall mean any employees, agents, visitors, customers, contractors, licensees, or other parties claiming under, or in the Building, by permission or sufferance of, Landlord or Tenant, as the case may be.

(s)                                  Tenant’s Property shall mean all movable partitions, lighting fixtures, special cabinet work, business and trade fixtures, machinery and equipment, vaults and all other property, whether or not attached to or built into the Premises and which is installed in the Premises by or for the account of Tenant at its expense and can be removed without damage to the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises.

(t)                                    A lease year shall mean the 12 month period commencing with the Commencement Date, and ending the day preceding the first anniversary of the Commencement Date (except that if the Commencement Date shall occur on a day other than the first day of a calendar month, such period shall commence with the Commencement Date and end with the last day of the 12th full calendar month thereafter) and each 12 month period thereafter, all or parts of which falls within the term of this lease.

(u)                                 In each instance in this Lease in which the words “Tenant’s default”, “default of Tenant”, “Tenant’s failure” or “failure of Tenant”, or words of similar import appear, it shall be deemed that the words “beyond the expiration of any applicable grace and notice periods” be added thereafter.

(v)                                 Notwithstanding anything to the contrary herein, Landlord agrees not to enter the Premises unless reasonable advance notice is given to Tenant and a representative of Tenant is present, except in the case of an emergency.

2.02.  Headings.

The Article and Section headings in this lease and the Index annexed to this lease are inserted only as a matter of convenience, and are not to be given any effect whatsoever in construing this lease.

ARTICLE 3

Completion of the Demised Premises -

Mechanics’ Liens

3.01.  Completion of Premises.

(a)                                  Landlord will complete all the work in the Demised Premises (including, without limitation, construction of demising walls) as set forth in the Work Letter attached hereto and made part hereof, upon the terms and conditions specified in such Work Letter.

(b)                                 Landlord’s agreement to do the work in the Demised Premises as set forth in the Work Letter shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays.  Except as otherwise provided herein, Landlord has made, and makes, no representations as to the date when the Demised Premises will be ready for Tenant’s occupancy, and notwithstanding any date specified in this lease as the Commencement Date, it is understood that the same is merely an estimate.

(c)                                  Landlord represents that to Landlord’s knowledge, as of the date hereof:  (i) the Premises are free from all occupancies or tenancies whatsoever; (ii) no other tenant or occupant of the Building has been granted a right which would prohibit or limit Tenant’s permitted uses under this Lease; (iii) Landlord has full power and authority to enter into this Lease and the person executing this Lease on behalf of Landlord is authorized to do so; (iv) there are no ground leases and/or mortgages which in any way prohibit or interfere with the use of the Premises by Tenant for the purposes permitted under this Lease or the term of this Lease, and Landlord shall not permit or suffer any such ground lease or mortgage to be placed against the Building which would prohibit or interfere with such permitted uses or the term of this Lease; and (v) Landlord has received no notice of any violations affecting the Premises or the Building, and Landlord has no knowledge of any condition which, with the giving of notice and the passage of time, would constitute a violation, and Tenant shall not be responsible for any violations against the Premises, nor against the Building as of the commencement of the term of this Lease, whether or not of record.

Landlord warrants that as of the Commencement Date: (i) all Building systems (including, but not limited to, electrical, mechanical, plumbing, heat, ventilation, air conditioning (all of the heat, ventilation, air conditioning in a manner so as to exclusively service the Demised Premises), sprinkler and life safety) and other facilities and services which Landlord is obligated to provide to Tenant under this Lease, will be installed, and in good working order and condition; (ii) the roof of the Building will be free from leaks; (iii) all utilities and submeters therefor will have been installed in the Demised Premises, and will be in good working order and condition; and (iv) the certificate of occupancy issued for the Demised Premises will not prohibit Tenant from use of the Demised Premises for the purposes permitted under this Lease. Notwithstanding anything herein to the contrary, the items set forth in clauses (i), (iii) and (iv) hereinabove shall be performed as part of the Work, the cost of which shall be part of the Tenant Improvement Costs, and paid for as provided in the Work Letter.

3.02.  Tenant’s Work.

(a)                                  If Tenant shall employ or use any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant’s initial occupancy, which work Tenant shall not commence until after the Commencement Date, all of Tenant’s duties and obligations set forth in Article 19 (relating to Tenant’s duties and obligations in making Tenant’s Changes) shall be applicable to and binding upon Tenant with respect to any such work. Notwithstanding anything herein to the contrary, Landlord will permit Tenant and its agents to enter, as licensees only, the Demised Premises prior to the Commencement Date so that Tenant may install telephone and data wiring and lines, such access shall be subject to and in accordance  with Paragraph 13 of the Workletter attached hereto and made a part hereof.

(b)                                 If Tenant shall employ or use any contractor other than Landlord in the performance of any work, such work shall be conducted in accordance with all laws and requirements of public authorities and requirements of insurance bodies, in a good and workmanlike manner, and in such manner as not to materially interfere with or delay the work of Landlord’s contractors and subcontractors in the Building, or to impose any additional expense upon Landlord in the construction or operation of the Building, and so as to maintain harmonious labor relations in the performance of work in the Building.   Without limiting the generality of the foregoing, Tenant shall adopt a work schedule in conformity with the schedule of Landlord’s contractors and subcontractors in connection with work performed by Tenant’s contractors or subcontractors prior to the Commencement Date.  Tenant agrees that its contractors and subcontractors shall employ people and means to ensure the progress of the work in the Building without interruption on account of strikes, work stoppage or other similar cause for delay.  At any and all times while Landlord’s and Tenant’s installations are being performed by Tenant’s designated contractor, Landlord shall be entitled to have a representative or representatives on the site for the purpose of inspecting same and for such purpose such representative or representatives shall have reasonable access to all parts of the Demised Premises.

(c)                                  Landlord agrees, provided Landlord shall not incur any out-of-pocket expenses in connection with same, to assist Tenant in the procurement of any licenses, permits, “sign-offs”, approvals, or certificates which may be required by any governmental or quasi-governmental agency or authority with respect to Tenant’s alterations and leasehold improvements in and to the Premises, or with respect to the obtaining of any services, utilities or facilities from the public utility corporation(s) or other provider/supplier supplying the same to the Building.  Landlord agrees to execute any reasonable documents which are required by any such governmental or quasi-governmental agency or authority, or public utility corporation(s) or other provider/supplier.

3.03.  Tenant’s Construction Related Obligations.

Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with work performed, or alleged to have been performed, by its contractor(s) and which shall be issued by the Department of Building of the Town of Orangeburg or any other public authority having or asserting jurisdiction.  Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic’s and other liens and financing statements, conditional bills of sale, chattel mortgages or other financing or title retention devices, filed in connection therewith and against all costs, expenses and liabilities (including reasonable attorney’s fees) incurred in connection with any such lien, financing statement, conditional bill of sale, chattel mortgage or other financing or title retention devices, or any action or proceeding brought thereon.  In connection therewith, Tenant, at its expense, shall procure the satisfaction or discharge of all such liens, financing statements, conditional bills of sale, chattel mortgages and other financing or title retention devices within 15 days after the filing or recording of same.  Nothing herein contained, however, shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, lien, financing statement, conditional bill of sale, chattel mortgage, or other financing or title retention devices provided that (i) in case of a notice of violation, Tenant shall comply with the provisions of Section  17.01, and (ii) in case of a lien, financing statement, conditional bill of sale, chattel mortgage, or other financing or title retention device Tenant shall have accomplished the discharge thereof by bonding or otherwise within 15 days after notice of the filing or recording of the same.

3.04.  Non-Liability of Landlord.

Neither Landlord nor Tenant nor any of their respective agents, employees, representatives, contractors or subcontractors shall have any power or authority to do any act or thing or to make any contract or agreement which will bind the other nor (with respect to Tenant only) which may create or be the foundation for any mechanic’s lien or other lien or claim upon or against Landlord or Landlord’s interest in the Real Property; and, further, Landlord shall have no responsibility to Tenant or to any architect, engineer, contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation who shall engage in or participate in the performance of additional work or any installation, alteration or improvement to be performed or made by Tenant under any of the terms of this lease, or otherwise, unless Landlord shall expressly undertake such obligation by an agreement in writing, signed by Landlord, and made between Tenant and Landlord or such other party.

ARTICLE 4

Commencement Date-Earlier Possession

4.01.  Commencement Date.

As used herein, the term “Commencement Date” shall mean the earlier of (i) the date Tenant shall commence the conduct of business in and from the Demised Premises, or (ii) the date when the Demised Premises are ready for occupancy.  The Demised Premises shall be deemed “ready for occupancy” on the earliest date on which all of the following conditions shall have been met:

(a)                                  The work required to be performed by Landlord in the Demised Premises pursuant to the Workletter attached hereto and made a part hereof has been substantially completed; and it shall be deemed so completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the completion and/or noncompletion of which does not materially interfere with Tenant’s normal use and occupancy of the Demised Premises and Landlord has delivered the Demised Premises to Tenant, vacant and in broom clean condition.

(b)                                 Means of access to the Demised Premises have been provided, and the use, without material interference, of the facilities necessary to Tenant’s use and occupancy of the Demised Premises, as contemplated in this lease, including corridors, elevators and stairways and toilet, air-conditioning, water, plumbing, lighting and electric power facilities, are available to Tenant substantially in accordance with Landlord’s obligations hereunder.

(c)                                  All facilities and systems serving the Building and passing through the Demised Premises or any part thereof have been completed to the extent required to provide services to the Demised Premises, as contemplated in this lease, and the remaining work to be done in the Building is of such nature as will not materially interfere with Tenant’s use and occupancy of the Demised Premises or access thereto.

If the occurrence of any of the above-mentioned conditions shall be actually delayed due solely to any act or omission of Tenant or its invitees  (including but not limited to (x) Tenant’s failure to furnish plans and specifications or subsequent changes thereto; (y) Tenant’s request for materials, finishes or installations other than Landlord’s standard, or as otherwise agreed; and (z) the performance or incompletion of work by a party employed or retained by Tenant) the Demised Premises shall be deemed ready for occupancy on the date when they would have been so ready but for such delay.  Any installation by Tenant prior to the Commencement Date shall be at the sole risk of Tenant, provided that no such installation shall materially interfere with or materially delay the work of Landlord’s contractors or subcontractors in the Building or impose any additional expense upon Landlord in the construction or operation of the Building.

Notwithstanding anything hereinabove to the contrary, in the event Landlord shall fail to cause the Demised Premises to be ready for occupancy on or the date which is two hundred seventy (270) days following the later of (i) execution and delivery of this lease and (ii) issuance of a building permit for the Work to be performed by Landlord in the Demised Premises (the “Outside Date”), for reasons other than unavoidable delays or as set forth in clauses (x) through (z) above, then, provided Tenant has fully complied with its obligations under this lease, Tenant, as its sole remedy, may cancel this lease upon thirty (30) days notice to Landlord, which notice shall be given within ten (10) days following the Outside Date (time being of the essence in the giving of such notice) and unless Landlord delivers possession of the Demised Premises within thirty (30) days after Landlord’s receipt of Tenant’s notice, this Lease shall terminate upon the expiration of said thirty (30) day period (the “Termination Date”), Landlord shall reimburse to Tenant any prepaid rent and security deposit and, upon such reimbursement, Landlord shall have no further reimbursement or other obligation to Tenant under this lease, and the parties shall be released from any future obligations under the lease arising from and after the Termination Date.

Upon Tenant’s approval of the plans for the Work to be performed by Landlord in the Demised Premises (as provided in the Work Letter), Landlord shall promptly apply for and diligently pursue the issuance of a building permit for the Work to be performed by Landlord in the Demised Premises.

4.02.  Consequences of Tenant’s Possession of Premises or Commencement Date.

On the Commencement Date or upon such earlier date as Tenant shall take exclusive possession of any part or parts of the Demised Premises and commence operations therein, Tenant shall be conclusively deemed to have agreed that Landlord, up to the time of such possession or the Commencement Date, as the case may be, has performed all of its obligations hereunder with respect to preparation of such part or parts for Tenant’s possession, except for such failures or omissions by Landlord in performing such obligations as Tenant may specify by notice to Landlord not more than 30 days following the taking of such possession by Tenant or the Commencement Date, as the case may be, which failures or omission Landlord shall use commercially reasonable efforts to correct within 30 days of said notice, subject to unavoidable delays.  Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

4.03. Waiver of Right to Rescind.

The parties hereto agree that this Article covers Tenant’s rights with respect to the time possession of the Premises is to be delivered to it and constitutes an express provision to the contrary under, and Tenant hereby waives any rights to rescind this lease and/or recover damages which Tenant might otherwise have pursuant to Section 223(a) of the Real Property Law of the State of New York.

4.04.  Early Commencement of Business.

If Tenant shall commence the conduct of its business in one or more portions of the

Demised Premises prior to the Commencement Date, the rents allocable to such portion or portions shall be payable from the date or dates of such commencement or commencements, and the obligations assumed by Tenant and to be performed during the term of this lease shall commence as of the date or dates of such commencement or commencements, on a pro-rated basis for the portion of the Demised Premises so used, provided that no such partial commencement of business shall be permitted if, in Landlord’s reasonable judgment, such action would materially interfere with the completion of its construction and installation obligations.  In the event of any such occupancy by Tenant prior to the Commencement Date, Tenant shall not materially interfere with or delay the work of Landlord’s contractors and subcontractors in the Building and Landlord shall have no liability to Tenant in the event it, its contractors and subcontractors shall, in the performance of Landlord’s construction and installation obligations, interfere with, or interrupt the conduct of, Tenant’s business.

ARTICLE 5

Security

5.01. Security.

Intentionally omitted.

ARTICLE 6

Electricity

6.01. General.

(a)                                  Electricity shall be supplied to the Demised Premises and all equipment (wherever located) exclusively servicing the Demised Premises including, without limitation, all of the heating, ventilating and air conditioning equipment exclusively serving the Demised Premises, during the term of this lease in accordance with the provisions of paragraph 6.03 of this Article.  However, at any time and from time to time during the term of this lease, provided it is then permissible under the provisions of laws and requirements of public authorities and this lease, Landlord shall have the option to have electricity supplied to the Demised Premises in accordance with paragraph 6.04 of this Article.

(b)                                 For the purposes of this Article:

(i)                                     The term “Electric Rate” shall mean the greater of either:

(a)                                  the Service Classification pursuant to which      Landlord purchases electricity from the utility company servicing the Building, or

(b)                                 the Service Classification pursuant to which Tenant would purchase electricity directly from the utility company servicing the Building,

provided, however, at no time shall the amount payable by Tenant for electricity be less than Landlord’s Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.

(ii)                                  The term “Cost per Kilowatt Hour” shall mean the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

(iii)                               The term “Cost per Kilowatt” shall mean the total cost for demand incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Landlord during such period.

6.02. Intentionally omitted.

6.03 Submetering.

(i)                                     Landlord shall supply electricity to service the Demised Premises and all equipment (wherever located) exclusively servicing the Demised Premises including, without limitation, all of the heating, ventilating and air conditioning equipment exclusively serving the Demised Premises, on a submetered basis, and Tenant in such event shall pay to Landlord, as additional rent, the sum of (y) an amount determined by applying the Electric Rate or, at Landlord’s election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant’s consumption of and demand for electricity within the Demised Premises as recorded on the submeter or submeters servicing the Demised Premises, and (z) Landlord’s administrative charge of 4% of the amount referred to in clause (y) above, if and to the extent same is permitted by laws and requirements of public authorities (such combined sum being hereinafter called “Submeter Electric Rent”).  Except as set forth in the foregoing clause (z), Landlord will not charge Tenant more than the Electric Rate or, at Landlord’s election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph. Landlord shall pay all electric charges directly to the appropriate authority in a timely manner.

(ii)                                  Where more than one submeter exclusively measures the electric service to Tenant, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

(iii)                               Tenant shall pay to Landlord, on account of the Submeter Electric Rent payable pursuant to this paragraph 6.03, the annual sum of $1.50 per square foot of Rentable Area (“Estimated Submeter Electric Rent”), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

(iv)                              From time to time during the term, the Estimated Submeter Electric Rent may be adjusted by Landlord on the basis of either Landlord’s reasonable estimate of Tenant’s electric consumption and demand (if at any time the submeter(s) servicing the Demised Premises are inoperative) or Tenant’s actual consumption of and demand for electricity as recorded on the submeter(s) servicing the premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

(v)                                 Subsequent to the end of each calendar year during the term of this lease, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Electric Submeter Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph 6.03 (“Submetered Electric Statement”).  To the extent that the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submetered Electric Statement shall be less than the Submeter Electric Rent as set forth on such Submeter Electric Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Submeter Electric Statement.  If the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submeter Electric Statement shall be greater than the Submeter Electric Rent as set forth on the Submeter Electric Statement, such difference shall be credited against the next required payment(s) of fixed rent or additional rent.  If no Estimated Submeter Electric Rent payment(s) shall thereafter be due, Landlord shall pay such difference to Tenant.

(vi)                              For any period during which the submeter(s) servicing the premises are inoperative, the Submeter Electric Rent shall be determined by Landlord, based upon its reasonable estimate of Tenant’s actual consumption of and demand for electricity, based upon prior invoices, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

6.04.  Direct Meter.

If Landlord discontinues furnishing electricity to the Demised Premises pursuant to paragraph 6.03 of this Article; provided, however, Landlord cannot discontinue furnishing electricity if no comparable electric services are available from a public utility or other utility provider or if the electrical capacity available to the demised premises would be reduced, Tenant shall make its own arrangements to obtain electricity for the Demised Premises and all equipment (wherever located) exclusively servicing the Demised Premises including, without limitation, heating, ventilating and air conditioning equipment exclusively serving the Demised Premises, directly from the utility company furnishing electricity to the Building. Landlord shall give Tenant prior notice and opportunity to make its own arrangements to obtain electricity for the Demised Premises before discontinuing furnishing electricity to the Demised Premises. The cost of such service shall be paid by Tenant directly to such utility company.  Landlord shall permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose.  All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Landlord at Tenant’s cost and expense if the discontinuance was a result of requirements of law or the utility provider, and otherwise at Landlord’s expense.

6.05. Landlord’s Statements and Bills.

(a)                                  Bills for electricity supplied pursuant to paragraph 6.03 of this Article shall be rendered to Tenant at such times as Landlord may elect, but no less than on a quarterly basis.  Tenant’s payments for electricity supplied in accordance with paragraph 6.03 of this Article shall be due and payable within 30 days after delivery of a statement therefor, by Landlord to Tenant, provided that upon request, Landlord shall provide a detailed explanation of the calculation of the charges.    If any tax is imposed upon Landlord’s receipts from the sale of electricity to Tenant by laws and requirements of public authorities, Tenant agrees that, unless prohibited by such laws and requirements of public authorities, Tenant’s Proportionate Share (as defined in Section 8.01(k)) of such taxes shall be included in the bills of, and paid by Tenant to Landlord, as additional rent.

(b)                                 Landlord’s failure during the term to prepare and deliver any statements or bills under this Article, or Landlord’s failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article.  Tenant’s liability for any amounts due under this Article shall survive the expiration or sooner termination of the term.

(c)                                  Tenant’s failure or refusal, for any reason, to utilize the electrical energy provided by Landlord, shall not entitle Tenant to any abatement or diminution of fixed rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease.

6.06. Change of Service.

If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of fixed rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease, or impose any obligation upon Landlord or its agents.  Landlord will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

6.07. Additional Installations.

(a)                                  Tenant shall not make any material electrical installations, alterations, additions or material changes to the electrical equipment in the Demised Premises without prior written consent of Landlord in each such instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided such installations do not exceed Tenant’s proportionate share of the available electrical capacity within that specific portion of the Building.  Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building.  Tenant agrees that its use of electricity in the Demised Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord’s judgment, will overload such installations or interfere with the use thereof by other tenants in the Building.  If, in Landlord’s judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Landlord at Tenant’s expense, which shall be chargeable and collectible as additional rent and paid within 30 days after the rendition to Tenant of a bill therefor.

(b)                                 If, after Landlord’s initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or materially disturb other tenants or occupants of the Building, or (ii) Landlord shall determine that the installation of additional risers, feeders or other equipment or service to supply Tenant’s electrical requirements is necessary, then and in either of such events Landlord shall cause such installations to be made, at Tenant’s sole cost and expense and Tenant shall pay Landlord for such installations, as additional rent, within 30 days after submission of a statement therefor, which statement shall be accompanied by a detailed explanation of the charges.

ARTICLE 7

Brokerage

7.01. Brokerage.

Tenant and Landlord each represents that, in the negotiation of this Lease, it dealt with no broker or any other person who could legally claim to be entitled to receive a brokerage commission or finder’s or consultant’s fee with respect to this transaction other than Mack-Cali Realty, L.P.  Tenant and Landlord shall indemnify and hold the other harmless from and against any and all losses, costs, damages, expenses, claims and liabilities (including court costs and attorneys’ fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of the above representation.

ARTICLE 8

Adjustment of Rent for Changes in Real Estate Taxes

and Operating Expenses

8.01. Definitions of Taxes and Operating Expenses..

As used herein:

(a)           “Taxes” shall mean the total amount of real estate taxes and assessments now or hereafter levied, imposed, confirmed or assessed against the Real Property, including, city, county, school and transit taxes, water fees and sewer and refuse disposal charges, or taxes, assessments or charges levied, imposed, confirmed or assessed against, or a lien on, the Real Property by any taxing authority whether general or specific, ordinary or extraordinary, foreseen or unforeseen and whether for public betterments or improvements or otherwise.  If, due to any change in the method of taxation, any franchise, capital stock, capital, income, profit, sales, rental, use and occupancy tax or charge shall be levied, assessed, confirmed or imposed upon any owner of the Real Property in lieu of, or in addition to any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes.  Penalties and interest on Taxes (except to the extent imposed upon timely payments of assessments that may be, and are in fact, paid in installments) shall be deemed excluded from Taxes except to the extent provided in the immediately preceding sentence.  The Taxes shall be equitably allocated by Landlord to the Building Office Space and the Building Flex Space based upon the respective values of said spaces in a manner consistent with the allocation of Base Taxes as hereinafter provided, subject to Section 8.01(l) below.

In the event there is an increase in Taxes: (i) due to improvements which do not benefit Tenant; or (ii) due to the construction of additional floors and/or buildings, Tenant shall not be required to pay that portion of the increase in Taxes as a result thereof and any increase in the number of square feet in the Building shall not be taken into account in recalculating Tenant’s Tax Proportionate Share, unless adjusted pursuant to 8.01(l) hereof.

The following shall be excluded from Taxes except to the extent provided in subparagraph (a) above.: (i) corporate franchise; (ii) income; (iii) gains; (iv) transfer; (v) estate; (vi) inheritance; (vii) succession; (viii) gift; (ix) excise; (x) profit; (xi) unincorporated business; (xii) capital stock; (xiii) late charges, interest and/or penalties; (xiv) special assessments levied against another tenant or occupant in the Building due to improvements made by such other tenant or occupant, or otherwise; (xv) assessments in connection with the original site plan; and (xvi) rent.

If any Taxes (including assessments) are payable in installments, then Tenant shall only be liable and responsible for those installments which occur during the term of this Lease.

Landlord agrees to pay all Taxes (including assessments) over the longest period permitted by applicable law.

Landlord represents to Tenant that to Landlord’s knowledge, as of the date hereof:  (i) Landlord has no notice of any special assessments against the Building; (ii) the Building is not located in any business improvement district or special economic redevelopment/incentive zone; (iii) the Building is fully assessed as a completed building; and (iv) there are no abatements/exemptions currently in effect.

Any “rollback” or other assessments which are in effect prior to the commencement date of this Lease shall not be included in Taxes.

(b)           “Base Tax” shall mean a sum determined by applying  the tax rates set forth on tax bills rendered by the taxing authorities for the tax year of each such taxing authority for the 2008 calendar year to the assessed valuations (after any reduction in said assessment as a result of any tax abatement or other tax relief of any nature whatsoever) of the Real Property for the 2008 calendar year.  “Tax Year” shall mean the fiscal period for each Tax affecting the property (whether or not a calendar year) as established by each taxing authority.  Any and all tax abatements shall be for the benefit of Landlord. The Base Tax shall be equitably allocated by Landlord to the Building Office Space and the Building Flex Space based upon the respective values of said spaces, subject to Section 8.01(l) below.

(c)           “Operating Expenses” or “Expenses” shall mean such costs or expenses (and taxes thereon), as shall be paid or incurred by or in behalf of Landlord in providing services to tenants, and in the operation, cleaning, repair (whether structural or non-structural and whether or not capitalized under generally accepted accounting principles), management, security and maintenance of any and all parts of the Real Property and Building (collectively called “Building Operation”) including (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), pension, retirement or life insurance plans and other benefit or similar expenses of, Landlord’s employees engaged in Building Operation not above the grade of building/property manager, (ii) social security, unemployment and other payroll taxes and the cost of providing disability and workers’ compensation coverage with respect to said employees, (iii) cost of painting, (iv) cost or rental of all cleaning supplies, tools, materials and equipment, (v) cost of uniforms, work clothes and dry cleaning, (vi) cost of window cleaning, concierge, guard, watchperson or other security personnel, service or system, if any, (vii) management fees which are not in excess of then prevailing rates for management fees payable for comparable properties in comparable locations or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable for comparable properties in comparable locations, (viii) charges of independent contractors performing work included within this definition, (ix) stationery, (x) legal (except those for the preparation of this and other leases), accounting and other professional fees and disbursements incurred in connection with Building Operation, (xi) water, (xii) service contracts for the performance of Landlord’s obligations, including elevator, electric, heating, air-conditioning and plumbing systems, (xiii) maintenance and repair of grounds, including interior and exterior lawns, gardens, shrubbery, trees, planters, containers, statuary, exhibits, displays, walks and other ways and areas and common areas, (xiv) maintenance and repairs to the heating, ventilating and air-conditioning systems, underground pipes, lines, equipment and systems, roof, and all parts of the Real Property, (xv) removal of snow, ice, trash, garbage and other refuse, (xvi) telephone charges incurred at the Building office, if any, (xvii) extermination, (xviii) fire protection, (xix) repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is not compensated by insurance or the condemning authority, (xx) cost of repairs and the cost of replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection system (including sprinkler systems), window washing equipment and snow removal equipment, (xxi) costs for alterations or improvements resulting in or intended to result in a reduction in fuel consumption or Operating Expenses or made by reason of laws and requirements of public authorities, insurance bodies or Landlord’s insurers, provided however, that to the extent such costs are capitalized under generally accepted accounting principles, such costs (together with an interest factor equal to 3 percentage points in excess of the prime rate established by JPMorgan Chase Bank, at the time of expenditure) shall be amortized over the useful life of the improvement, not to exceed a period of 10 years, and (xxii) for each Expense Comparison Year subsequent to the first Expense Comparison Year, an amount equal to the increase, if any, in the interest payable as a result of any refinancing of the initial first mortgage (encumbering the property of which the Demised Premises are a part) during (or with respect to) such Expense Comparison Year over the interest payable under any such initial first mortgage during (or with respect to) the first Expense Comparison Year; provided however, that if the principal balance of such refinanced mortgage exceeds the principal balance thereof immediately prior to such refinancing, then for purposes of determining the amount of interest payable on such refinanced mortgage, the principal amount of such refinanced mortgage shall be deemed to be equal to the lesser of the principal balance of such refinanced mortgage or the original principal balance of the initial first mortgage.  An item of expense properly included in more than one of the aforesaid categories shall not be included more than once in the calculation of Operating Expenses. Notwithstanding anything contained herein to the contrary, any additional costs incurred by Landlord during the Base Expense Year by reason of Landlord or any of its vendors entering into new labor contracts or renewals or modifications of existing labor contracts shall not be included in Base Operating Expenses. The Operating Expenses shall be equitably allocated by Landlord to the Building Office Space and the Building Flex Space based upon the respective services provided by Landlord to said spaces. The allocation shall be done in a manner consistent with the allocation of Base Operating Expenses, as hereinafter provided.

The following shall be excluded from Operating Expenses: (1) brokerage commissions and fees, architects’ and attorneys’ fees and disbursements, advertising and promotion costs, and any and all other costs, fees and expenses incurred in leasing, renovating, decorating, repairing, altering, painting, redecorating or otherwise improving leased or vacant space in the Building for the tenants or occupants or prospective tenants or occupants, or in procuring new tenants or occupants, or in relocating the tenants or occupants in the Building; (2) amount of lease concessions and work letters given by Landlord to new tenants or occupants in the Building; (3) ground rent paid by Landlord to any ground lessor; (4) all amounts paid to affiliates, subsidiaries or parent companies of Landlord to the extent that such amounts exceed those that would be payable to an unrelated party for similar services or materials; (5) costs incurred in correcting any defects in construction of the Building or in connection with new construction in the Building (i.e., adding or deleting buildings); (6) repairs or rebuilding necessitated by fire or other casualty, or eminent domain or condemnation to the extent Landlord is reimbursed by insurance proceeds or condemnation awards; (7) to the extent any expense or cost is otherwise attributable to or which may be included in another property of Landlord; (8) costs of refinancing any present or future mortgage; (9) principal and interest payments on any financing, and depreciation and amortization; (10) expenses incurred by Landlord in connection with furnishing services or providing other benefits which are not available to Tenant, but which are provided to other tenants or occupants in the Building; (11) costs incurred in connection with the transfer of Landlord’s interest; (12) costs and expenses incurred in connection with the enforcement of leases or other agreements in the Building; (13) overtime costs incurred as a result of another tenant or occupant in the Building to the extent that Landlord is entitled to be reimbursed for the same; (14) costs of performing surveys of other tenants’ or occupants’ electrical usage, even if Landlord is not reimbursed therefor by such other tenants or occupants; (15) expenses resulting from the negligence or act or omission of Landlord or any other tenant or occupant in the Building, or their respective agents, servants, employees, contractors, licensees or invitees; (16)any bad debt loss, rent loss, or reserves for bad debts or rent loss; (17) fines, penalties and interest, and any costs, fees and expenses attributable to a violation by Landlord or any other tenant or occupant in the Building, or their respective agents, servants, employees, contractors, licensees or invitees; (18) any amounts for which Landlord is reimbursed by insurance (or should have been reimbursed by insurance), or directly from other tenants or occupants, or from any other source, or refunded or indemnified; (19) capital repairs, replacements or improvements, except as expressly provided in clause (xxi) above; (20) costs separately billed to other tenants or occupants in the Building; (21) Intentionally omitted; (22) real estate taxes; (23) excess insurance premiums covering the common areas and/or the Building occasioned by the extra hazardous use or activities of other tenants or occupants in the Building; (24) Intentionally omitted.; (25) damages recovered by a tenant or occupant in the Building due to violation by Landlord of any of the terms and conditions of any lease or other agreement in the Building; (26) costs and expenses incurred by Landlord to remove, enclose or encapsulate any asbestos or other hazardous materials or wastes; (27) lease takeover or termination costs incurred by Landlord in connection with any lease or other agreement in the Building; (28) the costs of installing an observatory, broadcast facility, telecommunications facility, theater, auditorium, luncheon club, athletic or recreational club, child care facility, or cafeteria or dining facility; (29) any compensation paid to clerks, attendants or other persons working in or managing commercial concessions operated by Landlord or any affiliate of Landlord; (30) expenses allocable directly to any retail space (other than the cafeteria space or the physical fitness center space) or garage space of the Building; (31)

costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify another tenant or occupant of the Building pursuant to a lease or otherwise; (32) costs of tools and equipment used initially in the construction, operation, repair and maintenance of the Building; (33) attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration resulting from any tort liability on the part of Landlord and the amount of such settlement or judgment; (34) Landlord’s general corporate overhead and general administrative expenses; (35) costs of sculpture, paintings, or other objects purporting to be art; (36) charitable and political contributions made by Landlord; (37) rent or imputed rent for any on-site management or leasing office in the Building; (38) costs of purchasing any air or development rights; (39) sewer or water “tap-in” or connection fees payable in connection with the initial occupancy of any tenant or occupant.

It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord in the purchase of any goods, utilities or services in connection with the operation of the Building.  Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount

In the calculation of Operating Expenses, it is understood that no expense shall be charged more than once.

(d)           “Base Operating Expenses” shall mean Operating Expenses for the 2008 calendar year (“Base Expense Year”).  If the Building is not fully operational or fully occupied by tenants during such year, then the Operating Expenses for such year shall be calculated by Landlord by projecting actual expenses to such increased amount as would have been incurred if the Building had been fully operational and 95% occupied. The Base Operating Expenses shall be equitably allocated by Landlord to the Building Office Space and the Building Flex Space based upon the respective services provided by Landlord to said spaces.

(e)           “Fuel, Utilities and Electric Expense” shall mean such costs or expenses (and taxes and surcharges thereon), as shall be paid or incurred by or in behalf of Landlord for fuel or energy purchased or used for the operation of the Building’s heating, ventilating and air cooling system and equipment, and for light and power (excluding any allocable share thereof paid by tenants for overtime charges).

(f)            “Base Fuel, Utilities and Electric Expenses” shall mean Fuel, Utilities and Electric Expenses for the Base Expense Year.

(g)           “Insurance Expenses” shall mean such costs or expenses, together with any deductibles, as shall be paid or incurred by or in behalf of Landlord for the cost of casualty, rent, boiler, machinery, sprinkler, apparatus, liability, fidelity, plate glass, earthquake and any other insurance of the Real Property in connection with its operation and maintenance of the Real Property.

(h)           “Base Insurance Expenses” shall mean Insurance Expenses for the Base Expense Year.

(i)            “Expense Payments” shall mean collectively Operating Expense Payments, Fuel, Utilities and Electric Expense Payments and Insurance Payments.

(j)            “Expense Comparison Year” shall mean collectively Operating Expense Comparison Year, Fuel, Utilities and Electric Expense Comparison Year and Insurance Expense Comparison Year.

(k)           “Tenant’s Expense Proportionate Share” shall mean 23.04%, calculated by dividing 34,795 (the Rentable Area of the Demised Premises) by the  Building Office Space. The parties agree that Tenant’s Expense Proportionate Share, as set forth above, reflects and will be continually adjusted to reflect the ratio of the Rentable Area of the Demised Premises (including an allocable share of all common facilities) [the numerator] as compared with the Building

Office Space [the denominator].  Landlord shall have the right to make changes or revisions in the Building so as to convert Building Office Space to Building Flex Space (and visa versa) and to provide additional leasing area.

(l)            “Tenant’s Tax Proportionate Share” shall mean 23.04%, calculated by dividing 34,795 (the Rentable Area of the Demised Premises) by the Building Office Space. The parties agree that Tenant’s Tax Proportionate Share, as set forth above, reflects and will be continually adjusted to reflect the ratio of the Rentable Area of the Demised Premises (including an allocable share of all common facilities) [the numerator] as compared with the Building Office Space [the denominator].  Landlord shall have the right to make changes or revisions in the Building so as to convert Building Office Space to Building Flex Space (and visa versa) and to provide additional leasing area, provided, however, if Landlord converts Building Office Space to Building Flex Space (or visa versa), Landlord shall not reallocate the Taxes attributable to the Building Office Space and Building Flex Space unless and until the Taxes assessed against the Building have been adjusted by the taxing authority based upon such conversion.

8.02. Tax Payments.

(a)           If Taxes for the Building Office Space for any Tax Year during the term (“Tax Comparison Year”) shall exceed the Base Tax for the Building Office Space, Tenant shall pay Landlord, as additional rent for each such Tax Comparison Year, Tenant’s Tax Proportionate Share of such excess (“Tax Payment”).  At Tenant’s request, Landlord shall furnish Tenant with a true copy of all relevant tax bills.

(b)           Subsequent to Landlord’s receipt of the tax bills for each Tax Comparison Year, Landlord shall submit to Tenant a statement showing (i) the Tax Payments due for such Tax Comparison Year, and (ii) the basis of calculations (“Landlord’s Tax Statement”).  Tenant shall (y) pay Landlord the unpaid portion (if any) of the Tax Payment within 30 days after receipt of Landlord’s Tax Statement, and (z) on account of the immediately following Tax Comparison Year, pay Landlord commencing as of the first day of the month during which Landlord’s Tax Statement is rendered, and on the first day of each month thereafter until a new Landlord’s Tax Statement is rendered, 1/12th of the total payment for the current Tax Comparison Year.  The monthly payments based on the total payment for the current Tax Comparison Year shall be adjusted from time to time to reflect Landlord’s reasonable estimate of increases in Taxes for the immediately following Tax Comparison Year.

8.03. Reduction of Comparison Year Taxes.

If Taxes for any Tax Comparison Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord’s reasonable costs and expenses of obtaining such reduction (including appraisers’ and consultants’ fees) shall be added to and deemed part of Taxes for such Tax Comparison Year. In the event Landlord obtains a refund of Taxes for any Tax Comparison Year for which a Tax Payment has been made by Tenant, Landlord shall credit against Tenant’s next succeeding Tax Payment, Tenant’s Tax Proportionate Share of the refund (but not more than the Tax Payment that was the subject of the refund) after deducting from such refund the costs and expenses incurred by Landlord in obtaining the refund, including appraisers’ and consultants’ fees.  In the event no Tax Payment shall thereafter be due, Landlord shall pay such refund to Tenant.

8.04. Reduction of Base Tax.

If Landlord obtains a reduction in the Base Tax after Tenant shall have made Tax Payments for one or more Tax Comparison Years, the Base Tax shall be reduced (such reduction to include the expenses incurred by Landlord in obtaining such reduction, including appraisers’

and consultants’ fees), prior Tax Payments shall be recalculated and Tenant shall pay Landlord, for each of such Tax Comparison Years, Tenant’s Tax Proportionate Share of the increased amount of Tax Payment for each such Comparison Year.  Tenant’s payment under this Section 4.04 shall be made within 30 days after Landlord’s billing therefor.

8.05. Tax Payment Pending Protest.

While proceedings for the reduction in assessed valuations are pending, the computation and payment of Tax Payments shall be based upon the original assessments for the years in question.

8.06. Adjustment of Expense Payments.

(a)           If Operating Expenses for the Building Office Space for any calendar year during the term and following the Base Expense Year (each such year being called an “Expense Comparison Year”) shall exceed Base Operating Expenses for the Building Office Space, Tenant shall pay Landlord for each such Expense Comparison Year, Tenant’s Expense Proportionate Share of such excess (“Expense Payment”). (If the Building Office Space is not fully operational or fully occupied by tenants throughout any Expense Comparison Year, then the Operating Expenses for each such year shall be calculated by projecting actual expenses to such increased amount as would have been incurred if the Building Office Space had been fully operational and 95% occupied).

(b)           If Fuel, Utilities and Electric Expenses for the Building Office Space for any calendar year during the term (each such year being called a “Fuel, Utilities and Electric Expense Comparison Year”) shall exceed the Fuel, Utilities and Electric Expenses for the Building Office Space (adjusted proportionately for periods less than a year), Tenant shall pay Owner, for each such Fuel, Utilities and Electric Expense Comparison Year, Tenant’s Expense Proportionate Share of such excess (“Fuel, Utilities and Electric Expense Payment”).  If the Building Office Space is not fully operational or occupied during any Fuel, Utilities and Electric Expense Comparison Year, then the Fuel, Utilities and Electric Expenses for each such year shall be calculated by Owner by projecting actual expenses to such amount as would have been incurred if the Building Office Space had been fully operational and 95% occupied.

(c)           If Insurance Expenses for any calendar year during the term (each such year being called an “Insurance Expense Comparison Year”) shall exceed the Base Insurance Expenses (adjusted proportionately for periods less than a year), Tenant shall pay Owner, for each such Insurance Expense Comparison Year, Tenant’s Expense Proportionate Share of such excess (“Insurance Expense Payment”).

(d)           As soon as practicable subsequent to the end of each Expense Comparison Year, Landlord shall submit to Tenant a statement showing (i) the Expense Payments due Landlord for such Expense Comparison Year, and (ii) the basis for such calculation (“ Landlord’s Statement”). Tenant shall (x) make payment of any unpaid portion of the Expense Payment within 30 days after receipt of Landlord’s Statement, and (y) pay to Landlord on account of the then current Expense Comparison Year, within 30 days after receipt of Landlord’s Statement an amount equal to the product obtained by multiplying the total payment required for the preceding Expense Comparison Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Expense Comparison Year which shall have elapsed prior to the first day of the month immediately following the rendition of Landlord’s Statement, and (z) pay Landlord on account of the then current Expense Comparison Year, commencing as of the first day of the month immediately following the rendition of Landlord’s Statement and on the first day of each month thereafter until a new Landlord’s Statement is rendered, 1/12th of the total payment for the preceding Expense Comparison Year.  The monthly payments based on the total payment for the preceding Expense Comparison Year shall be adjusted from time to time to reflect, Landlord’s reasonable estimate of increases in rates and expenses for the current Expense

Comparison Year, involved in computing Operating Expenses.  The payments required to be made under clauses (y) and (z) above shall be subject to adjustment as and when Landlord’s Statement for such current Expense Comparison Year is rendered by Landlord. Tenant shall make payments on account of Expense Payments for the first Expense Comparison Year on the basis of estimates prepared by Landlord, payments to be made monthly on the first day of each month during such first Expense Comparison Year. The payments based on such estimates shall be adjusted following the expiration of the first Expense Comparison Year, upon rendition of Landlord’s Statement for that year.

8.07. No Credit.

If in a Tax Comparison Year the Taxes are less than the Base Tax, and/or if in an Expense Comparison Year, the Operating Expenses are less than the Base Operating Expenses, and/or the Fuel, Utilities and Electric Expenses are less than the Base Fuel, Utilities and Electric Expenses and/or the Insurance Expenses are less than the Base Insurance Expenses, the Tenant shall not be entitled to receive a credit, by way of a reduction in fixed rent, a refund of all or a portion of prior (or a credit against future) Tax Payments or Expense Payments, or otherwise.

8.08. Assessment With Other Properties.

If, at any time, the Real Property is assessed for tax purposes with other property owned by Landlord, the tax ascribable to the Real Property shall be the allocable portion of the Taxes on the entire properties, based upon an informal apportionment by such assessors of the total assessment to such Real Property or if such apportionment is not available, as shall be determined by Landlord.

8.09. Billing.

Landlord’s failure during the term to prepare and/or deliver any statement or bill required to be delivered to Tenant, or Landlord’s failure to make demand for payment of fixed rent or additional rent shall not be deemed a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any rent due. Tenant’s liability for all such payments shall continue unabated during the term and shall survive the expiration or sooner termination of the term, notwithstanding Landlord’s failure to demand payment for same, failure to bill same, or improper billing thereof.

8.10. Partial Comparison Year.

If the Expiration Date or earlier date upon which the term of this lease may expire or terminate shall be on a date other than the last day of a Tax or Expense Comparison Year, Tenant’s Tax Payment and Expense Payment for such partial Tax or Expense Comparison Year (as the case may be) shall be appropriately prorated.

8.11. Tax Protests.

Tenant shall have no right to institute or participate in any tax certiorari proceedings or other proceedings of a similar nature, it being understood that the commencement, maintenance, settlement, or conduct thereof shall be in the sole discretion of Landlord.

8.12 Books and Records.

For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating  Expenses and Real Estate Taxes have, in fact, been paid or incurred. Tenant’s representatives shall mean only (i) Tenant’s employees or (ii) a Certified Public Accounting firm, and neither Tenant’s employees nor any Certified Public Accounting firm shall be permitted to (i) perform such inspection and/or audit on a contingency basis, or (ii) perform such an inspection and/or audit for any other tenant in the Building.  At Landlord’s request, Tenant shall execute a confidentiality agreement reasonably acceptable to Landlord prior to any examination of Landlord’s books and records.  In the event Tenant disputes any one or more of said charges, Tenant shall attempt to resolve such dispute with Landlord, provided that if such dispute shall not be satisfactorily settled between Landlord and Tenant, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Tenant shall pay to Landlord the sum so billed by Landlord subject to its ultimate resolution as aforesaid.

8.13 Right of Review.

Once Landlord shall have finally determined Operating Expenses and  Real Estate Taxes  at the expiration of a lease year, then as to the item so established, Tenant shall only be entitled to dispute said charge as finally established for a period of three (3) months after such charge is finally established, and Tenant specifically waives any right to dispute any such charge at the expiration of said three (3) month period.

ARTICLE 9

Parking

9.01. Parking.

(a)           Throughout the term, Landlord shall make available to Tenant the following number of parking spaces:

fifteen (15) marked spaces, on an exclusive basis, on the Ramland Road side of the Building one hundred thirty two (132) spaces, on a non-exclusive basis

If Tenant or its invitees use more than the specified number of spaces, after 5 days notice from Landlord, Tenant shall, at the option of Landlord, either (i) pay Landlord’s then current charge per month for each additional space used on a month to month basis, which may be revoked by Landlord at any time upon 30 days notice (as of the date of this lease, Landlord’s current monthly charge is $40.00 per space), or (ii) cease and desist immediately from using said additional spaces.

(b)           Landlord shall light (between 8:00 a.m. and 8:00 p.m. on business days), clean, remove snow and ice from and maintain, the parking area and otherwise maintain such areas in a neat and clean fashion, including salting and sanding as necessary to maintain same in a safe condition.  Tenant shall be responsible for repairing damage caused by Tenant or its invitees.    In no event shall Landlord be obligated to remove snow from areas obstructed by parked vehicles at the time Landlord’s equipment is servicing such areas.

(c)           Tenant shall cause its invitees to park in areas designated by Landlord, and  use commercially reasonable efforts to discourage parking in undesignated areas.  Tenant shall, upon request, furnish to Landlord the license numbers of the automobiles operated by Tenant, its officers and employees.  Landlord may use any lawful means to enforce the parking regulations established pursuant to this lease, including the towing away of improperly parked or unauthorized cars and the pasting of warning notices on car windows and windshields.

(d)           Landlord may temporarily close any common area (i.e. areas not leased to Tenant) to make repairs or changes therein, to prevent the acquisition of public rights in such area, or to discourage unauthorized parking.  Landlord may do such other acts in and to the common areas as, in its judgment, may be desirable to improve the convenience thereof. Landlord shall use its commercially reasonable efforts to minimize interference with Tenant’s access to the Demised Premises, pursuant to the terms, covenants, conditions, provisions and agreements of this Lease.

ARTICLE 10

Use

10.01. Permitted Uses.

Tenant (and its affiliates) may occupy and use the Demised Premises only for executive, administrative, accounting, and general office purposes, laboratory, warehouse and distribution, manufacturing, and for development and assembly of medical and/or industrial scopes and medical devices and related equipment and accessories, service and repair and research and development, and for no other purpose. Such use shall be permitted notwithstanding that the Demised Premises are located within the Building Office Space.

10.02. Prohibited Uses.

(a)           Tenant agrees that neither Tenant nor any subtenant, assignee or occupant of the Demised Premises shall at any time during the term of this lease occupy or use the Demised Premises or permit the same to be used or occupied in any manner except as provided in Section 10.01.  The following non-exclusive list of uses shall not be deemed to be “executive, administrative, accounting and general office purposes”, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof, for:

(i)            The conduct of a public auction of any kind, or of any gaming or gambling activities, or for any political or club activities, whether public or private.

(ii)           The conduct of a school of any kind or as an employment agency.

(iii)          The sale at retail or wholesale of any products or materials kept in the Demised Premises, by vending machine or otherwise, except food vending machines for the sole use of Tenant’s invitees.

(iv)          Intentionally omitted.

(v)           The rendition to the public of medical, dental or other diagnostic or therapeutic services.

(vi)          A restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages.

(vii)         The conduct of any business, occupation or activity which, (y) unreasonably interferes with or disturbs the occupancy of other tenants or occupants of the Building, or (z) creates an unusual risk to the security of the Building or of any of its tenants or occupants.

(viii)        The conduct of any business not engaged in by Tenant at the date of this Lease, if the use of the Demised Premises for such business shall conflict with any negative covenants as to use contained in any other lease of space in the Building entered into subsequent to the date of this lease but prior to the use of the Demised Premises for such other business, provided that Landlord shall have notified Tenant of the existence of such negative covenants.

(b)           Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises, the Building or the Park, if applicable, which would in any way (i) violate any laws or requirements of public authorities (subject to the right to contest such laws or requirements as provided in, and subject to the provisions of, Section 17.02), (ii) cause injury to the Building or any part thereof, (iii) constitute a public or private nuisance, (iv) impair the appearance of the exterior of the Building, (v) impair the use for normal purposes of any other area of the Building by, or occasion physical discomfort to, or interfere with services required to be furnished by Landlord to Tenant or to, any of the other tenants and occupants of the Building or the Park, if applicable, or (vi) violate any of Tenant’s other obligations under this lease.

(c)           Tenant shall not cause (or allow any of its contractors, agents or other persons or entities over whom or which it exercises a degree of control to cause) to occur within the Demised Premises, the Building or the Park, if applicable, any discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste or oil or petroleum liquids or solids, asbestos, pcb, radioactive substances, methane, volatile hydrocarbons, industrial solvents, or any other materials or substances which have in the past caused or constituted, or are in the future found to cause or constitute, a health, safety or environmental hazard.

10.03. Physical Protection of Premises.

(a)           Tenant shall not place (nor require the placement of) a load upon any floor of the Demised Premises exceeding 150 lbs. per square foot (live and dead) in areas other than where the floor duct system is located, nor shall Tenant place (or require the placement of) a load upon any ceiling in the Demised Premises exceeding 5 lbs. per square foot.  All data processing and other business machines and equipment and all other mechanical equipment installed and used by Tenant in the Demised Premises shall be so equipped, installed and maintained by Tenant, at its expense, as to prevent noise, vibration or electrical or other material interference from being transmitted from the Demised Premises to any other area of the Building.  Tenant shall not move any safe, heavy machinery or heavy equipment into or out of the Building without employing persons properly licensed, if required by laws and requirements of public authorities.

(b)           Tenant shall not discharge or permit to be discharged any materials into waste lines, vents, or flues of the Building which might cause damage thereto.  The water and wash closets and other plumbing fixtures in or serving the Demised Premises shall not be used for any purposes other than those for which they shall have been designed or constructed, and no sweepings, rubbish or rags shall be deposited therein.

ARTICLE 11

Building Name-Signs-Directory

11.01. Building Name.

Landlord shall have the right, from time to time, to designate a name for the Building and to change the name and/or address of the Building.

11.02. Tenant Signs.

Landlord agrees that Tenant may, at its own expense, install and maintain any signs which Tenant may deem appropriate inside the Demised Premises without Landlord’s consent, except that any such signs which are visible from the outside of the Building or Demised Premises and which are intended by Tenant to be visible, shall be subject to Landlord’s approval.  Tenant agrees that it will maintain all such signs at its sole cost and expense and will comply with all laws and requirements of public authorities with respect thereto.  Upon the termination or expiration of the term of this lease, Tenant shall remove all such signs at its own expense and repair any damage caused by such removal, also at its own expense.

11.03. Directory.

Landlord shall, upon Tenant’s request and upon payment of Landlord’s standard charge therefor, list on the Building’s directory (“Directory”) the names of the Tenant, any other party occupying any part of the Demised Premises in accordance with the terms hereof, and their officers or employees, provided the number of names so listed does not exceed Tenant’s Proportionate Share of the Directory’s capacity.  The listing of any party’s name other than that of Tenant shall neither grant such party any right or interest in this lease and/or the Demised Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy by, such party.  Such listing may be terminated by Landlord at any time, without prior notice. In addition, Landlord shall, upon Tenant’s request, list the name of Tenant on one (1) line of the Building’s monument sign on Ramland Road and install a prominent sign above  the door of the Ramland Road entrance to the Building in accordance with the design specifications attached hereto as Exhibit E.

Tenant may, at its sole cost and expense, install a sign on the Building bearing Tenant’s name by the front entrance door to the Demised Premises, in accordance with and as shown on the sign specification attached hereto as Exhibit E. Tenant agrees that it will maintain such sign at its sole cost and expense and will comply with all laws and requirements of public authorities with respect thereto.  Upon the termination or expiration of the term of this lease, Tenant shall remove such sign at its own expense and repair any damage caused by such removal, also at its own expense.

ARTICLE 12

Charges for Services During Non-Regular Business Hours

12.01. Services During Non-Regular Business Hours.

In the event Tenant conducts business in any portion of the Demised Premises during other than regular business hours, Landlord shall, upon reasonable advance notice, provide those building services as shall enable Tenant to utilize the Premises during such period, provided that Tenant shall pay Landlord’s customary charges therefor, and subject to Landlord’s regulations in effect from time to time.

12.02. Cooling Tower.

In the event Tenant conducts business in any portion of the Demised Premises during hours other than regular business hours, Landlord shall, upon reasonable advance notice, operate the Building’s cooling tower and such other equipment and machinery as shall enable Tenant to cool the Premises.  Tenant shall reimburse Landlord for Landlord’s cost of such service upon rendition of a bill therefor, at Landlord’s customary charge therefor. Notwithstanding anything herein to the contrary,  there shall be no after-hours charge for Tenant using and operating the HVAC equipment which exclusively services the laboratory portion of the Demised Premises.

ARTICLE 13

Assignment-Mortgaging-Subletting

13.01. Prohibition Against Assignment, Etc.

(a)           Except as otherwise provided herein, Tenant covenants and agrees that neither this lease, nor the term and estate hereby granted, nor any part hereof or thereof shall be assigned, mortgaged, pledged, or otherwise transferred (whether voluntarily or involuntarily, by operation of law or otherwise) to, and that neither the Demised Premises, nor any part thereof, shall be sublet to, or offered or advertised for subletting to, or be used or occupied by or permitted to be used or occupied by, anyone other than Tenant.

(b)           Unless Tenant is an entity, the securities of which are registered under appropriate statutory authority and listed and traded on a national securities exchange, the transfer of any portion of the capital stock of Tenant or the issuance of additional capital stock of Tenant the result of which, in either event, shall be the transfer of control of Tenant to any person or entity not controlling Tenant on the date of this lease shall be deemed an assignment of this lease within the meaning of this Section, and shall not be valid and binding upon Landlord.

(c)           If Tenant is controlled (directly or indirectly) by a corporation (“Parent”), the securities of which are not registered under appropriate statutory authority and not listed and traded on a national securities exchange, the transfer of any portion of the capital stock of such Parent or the issuance of additional capital stock of such Parent the result of which, in either event, shall be the transfer of control of such Parent to any person or entity not controlling such Parent on the date of this lease shall be deemed an assignment of this lease within the meaning of this Section, and shall not be valid and binding upon Landlord.

(d)           Any transfer by operation of law or otherwise, of Tenant’s interest in this lease, shall be deemed an assignment of this lease within the meaning of this Section and shall not be valid and binding upon Landlord.

(e)           If this lease shall be assigned, whether or not in violation of the provisions of this lease, Landlord may (but need not) collect rent from the assignee.  If the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may (but need not), after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant hereunder, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.

(f)            Anything in this Article or this lease to the contrary notwithstanding, Landlord consents to the assignment of this lease to any entity controlling, controlled by or under common control with Tenant, or to any entity into which Tenant may be merged or consolidated, or any person or entity which is a successor to the business of Tenant, by purchase thereof or by arrangement effected pursuant to any law or regulatory agency action having or asserting such authority (provided such merger, consolidation or purchase is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby), and provided that (i) the successor to Tenant resulting from the merger, consolidation or purchase is a bona fide entity, (ii) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of the net worth of Tenant (1) immediately prior to such merger, consolidation or purchase or (2) on the date of this lease, and (iii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 30 days prior to the effective date of the transaction.  No such assignment of this lease shall be valid or binding upon Landlord unless the Tenant shall have complied with the provisions of this Article and the assignee shall execute, acknowledge and deliver to Landlord an agreement, in recordable form, whereby the assignee agrees unconditionally to be bound by and perform all the obligations of Tenant hereunder then accrued and thereafter accruing and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments.  The failure or refusal of the assignee to execute, acknowledge or deliver such an agreement shall not release the assignee from its liability for the performance of the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.

13.02. Permitted Subletting.

(a)           Notwithstanding the foregoing provisions of this Article, Tenant may sublet all of the Demised Premises, but not less than all, to one subtenant, for occupancy and use as permitted by Article 10, provided however, that Tenant shall first obtain the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed beyond fifteen (15) days following Landlord’s receipt of Tenant’s request therefor.  In addition, Tenant may sublet a portion of the demised premises to not more than three subtenants, for occupancy and use as permitted by Article 10; provided however, that Tenant shall first obtain the consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed beyond fifteen (15) days following Landlord’s receipt of Tenant’s request therefor. The consent by Landlord to such subletting shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any further subletting.

(b)           If Tenant shall have a bona fide intention to sublet all or a portion of the Demised Premises, as stated above, it shall first notify Landlord of such fact and of the terms of Tenant’s proposed subrental and other terms of subletting, and:

(i)            If Tenant intends to sublet the entire Demised Premises, then, and in such event, Landlord shall have the option, exercisable by notice within 30 days after the date of Tenant’s notice, to elect to cancel this lease, effective as of 6 months from the last day of the month in which Landlord shall have given such notice.  Upon any such cancellation of this lease by Landlord, Tenant shall have no further obligations to Landlord with respect to this lease except for obligations accrued up to the date of cancellation.

If Tenant intends to sublet less than all of the Demised Premises as permitted under Section (a) above, Landlord shall have the option, exercisable by notice within 30 days after the date of Tenant’s notice, to elect to delete from the Demised Premises the space which Tenant proposes to sublet.  If space is deleted from the Demised Premises, then effective as of the date of such deletion of space, the fixed rent hereunder shall abate proportionately according to the ratio that the number of square feet of Rentable Area in the deleted space bears to the number of square feet of Rentable Area in the entire Demised Premises and all other provisions of this lease shall be appropriately amended (and the parties shall execute and deliver an amendment to this lease) so as to reflect such diminished square footage of Rentable Area of the demised premises.  Upon any such deletion of space by Landlord, Tenant shall have no further obligation to Landlord with respect to the deleted space, except for obligations accrued up to the date of space deletion.  Any costs incurred by Landlord in separating the deleted space from the remainder of the Demised Premises, including but not limited to, the erection of demising walls, the installation and/or separation of meters, restrooms, doorways, etc. shall be borne by Tenant.

Notwithstanding anything herein to the contrary, Landlord shall not have the right to recapture the space which Tenant proposes to sublet in the case of a sublease for fifty percent (50%) of the demised premises or less, for a sublease term which expires prior to the last two years of the term of this lease.

(ii)           If Landlord shall not have elected to cancel as described above, and if within a period of 6 months from the date of Tenant’s notice, Tenant has not requested Landlord’s consent to a specific subletting, then the provisions of this Article requiring Tenant to give notice to Landlord of intended subletting, and any of Landlord’s rights to elect, shall again prevail.

(iii)          If Landlord shall not exercise the option to cancel this lease, Tenant may actively seek to obtain an appropriate subtenant, and Tenant shall submit (x) the name and address of such proposed subtenant, (y) reasonably satisfactory information as to the nature and character of the business of the proposed subtenant, and as to the proposed nature of its proposed use of the space, and (z) banking, financial and other information relating to the proposed subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed subtenant.

(iv)          In determining whether or not to consent to a proposed subletting, Landlord may take into consideration all relevant factors surrounding the proposed sublease, including the following:

a.                                       The business reputation of the proposed subtenant.

b.                                      The nature of the business and the proposed use of the Demised Premises by the proposed subtenant.

c.                                       The financial condition of the proposed subtenant, if such financial condition indicates that the proposed subtenant is not financially viable.

d.                                      Restrictions contained in leases of other tenants of the Building (but said  restrictions shall not prohibit the use of the Demised Premises specified in Article 9).

13.03.  Profits.

If such proposed subletting is effected by Tenant, Tenant shall pay to Landlord a sum equal to 50% of (i) any rent or other considerations paid to Tenant by any subtenant less expenses of such subleasing (including but not limited to brokerage commissions, concessions and costs of improvements) in excess of the rent allocable to the subleased space which is then payable by Tenant to Landlord pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any such subletting.  All sums payable hereunder by Tenant shall be payable to Landlord upon receipt thereof by Tenant.   Notwithstanding the foregoing, at the option of the holder of any mortgage encumbering the Building, this Section shall be inapplicable during any period that such holder is Landlord hereunder.

13.04.  Advertising; Listing.

Tenant shall not publicly advertise its space for subletting at a rental rate lower than the greater of the then comparable rental rate for such space in the Town of Orangeburg or the rental rate under this lease for such space (but may list same with a reputable commercial real estate broker).  When Landlord or an affiliate of Landlord has other, equivalent space available for leasing by Landlord or an affiliate of Landlord, Tenant shall not sublet all or any portion of the Demised Premises to an occupant of any space in the Building or to any party which has negotiated with Landlord or an affiliate of Landlord for comparable space during the 6 months immediately preceding Tenant’s request for Landlord’s consent.

13.05. Prior to Commencement Date.

Tenant may not exercise its rights under this Article prior to the Commencement Date.

13.06. Delivery of Sublease Requirement.

No sublease of the Demised Premises shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provisions required by Section 13.07) and any accompanying documents.  Any such sublease shall be subject and subordinate to this lease.

13.07. Sublease Requirement.

All subleases shall (i) be expressly subject to all of Tenant’s obligations hereunder, (ii) provide that the sublease shall not be assigned, encumbered or otherwise transferred, that the premises thereunder shall not be further sublet by the sublessee, in whole or in part, and that the sublease shall neither suffer nor permit any portion of the sublet premises to be used or occupied by others without the prior consent of Landlord in each instance and (iii) contain substantially the following provision:

“In the event a default under any superior lease of all or any portion of the premises demised hereby results in the termination of such superior lease, this lease shall, at the option of the lessor under any such superior lease, remain in full force and effect and the tenant hereunder shall attorn to and recognize such lessor as landlord hereunder and shall promptly upon such lessor’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.  The tenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby.”

13.08. Liability for Subtenant.

Tenant shall remain fully responsible and liable for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of Tenant hereunder and any such violation shall be deemed a violation by Tenant.  Tenant shall pay Landlord on demand any reasonable expenses incurred by Landlord in acting upon any request for consent to subletting pursuant to this Article, not to exceed $2,500.00.

13.09. Indemnification Against Brokers.

Whether or not Landlord shall give its consent to any proposed sublease, Tenant shall indemnify, defend and save harmless Landlord against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney’s fees) resulting from any claims that may be made against Landlord by the proposed sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed or final sublease.

ARTICLE 14

Quiet Enjoyment

14.01. Quiet Enjoyment.

Landlord covenants and agrees that so long as Tenant performs all of Tenant’s obligations hereunder, Tenant shall  peaceably and quietly have, hold and enjoy the Demised Premises without hindrance or molestation by Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease.  The covenant herein set forth shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest is in possession and is collecting rent from Tenant.

ARTICLE 15

Subordination

15.01. Subordination.

(a)           This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Real Property, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying instruments.  This clause shall be self-operative and no further instrument of subordination shall be needed by any ground or underlying lessee or mortgagee affecting any lease or the Real Property.  In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request, in a form and substance reasonably satisfactory to Tenant.

(b)           Notwithstanding the provisions of Section 15.01(a), subject to the provisions herein set forth, and at the election of the holder of any current or future mortgage encumbering all or a portion of the premises of which the Demised Premises are a part, such mortgage shall be subordinate to this lease with the same force and effect as if this lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said mortgage, except however that the said subordination of the mortgage to the lease shall not affect nor be applicable to and does expressly exclude:

(i)                                     The prior right, claim or lien of the said mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the mortgaged premises, and to the right of disposition thereof in accordance with the provisions of the said mortgage;

(ii)                                  The prior right, claim and lien of the said mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said mortgaged premises and as to the right of disposition thereof in accordance with the terms of the said mortgage; and

(iii)                               Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said mortgage and the execution of this lease, or any lien or judgment which may arise at any time under the terms of this lease.

Although this clause shall be self-operative upon the election of any such mortgagee, in confirmation hereof, Tenant shall execute promptly any certificate that Landlord or such mortgagee may request.

Landlord shall obtain for Tenant’s benefit a non-disturbance agreement from the holder of any existing mortgage or ground or underlying lease which is superior to this lease, in the form then customarily used by the grantor of said agreement, providing in substance that so long as Tenant is not in default under this lease beyond any applicable grace period, then the grantor will not terminate this lease or take any action to recover possession of the Demised Premises, notwithstanding any foreclosure of the mortgage or default under, or terminate of, the ground or underlying lease.  Any and all costs imposed by the grantor of the agreement shall be paid by Tenant.

Notwithstanding anything contained herein to the contrary, Tenant’s subordination of this lease as set forth in this Section to any future mortgage or ground or underlying lease which is superior to this lease is conditioned upon Landlord obtaining for Tenant’s benefit a non-disturbance agreement from the future holder of any mortgage or ground or underlying lease which is superior to this lease, in the form then customarily used by the grantor of said agreement, providing in substance that so long as Tenant is not in default under this lease beyond any applicable grace period, then the grantor will not terminate this lease or take any action to recover possession of the demised premises, notwithstanding any foreclosure of the mortgage or default under, or terminate of, the ground or underlying lease.  Any fees or costs imposed by the grantor or its attorney, shall be paid by Tenant.

15.02. Attornment.

In the event that any proceedings are brought for the foreclosure of, or in the event of an exercise of the power of sale under, any mortgage made by Landlord covering the premises of which the Premises are a part, subject to receipt of nondisturbance protection, Tenant shall attorn to and acknowledge the purchaser or purchasers upon any foreclosure or sale and recognize such purchaser or purchasers as the Landlord under this lease.

15.03. Waiver of Termination Right.

Tenant waives the benefit of the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this lease or to surrender possession of the Demised Premises in the event a superior lease or superior mortgage is terminated or foreclosed, as the case may be.

ARTICLE 16

Construction of the Building

16.01. Changes to Building.

Subject to the provisions of Section 1.02 hereof, Landlord may, at any time, without the same constituting an eviction of Tenant or entitling Tenant to any abatement of rent, and without otherwise incurring liability to Tenant, change the arrangement and/or location of (including the closing off of) public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other parts of the Building, provided that in so doing, Landlord does not deny Tenant reasonable and comparable means of access to the Demised Premises for the conduct of Tenant’s business and provided that such change does not materially adversely affect the lobby area on the Ramland Road side of the Building, or change the  manufacturing space or laboratory space within the Demised Premises in any manner.  Landlord shall use its commercially reasonable efforts to minimize interference with Tenant’s business in connection with any change which Landlord is obligated to perform or desires to perform, in and to the Building, pursuant to the terms, covenants, conditions, provisions and agreements of this Lease.

16.02. Multi-Tenant Floors.

Subject to the provisions of Section 1.02 hereof, Landlord may, without the same constituting an eviction of Tenant or entitling Tenant to any abatement of rent, and without otherwise incurring liability to Tenant, and without any effect on any of Tenant’s obligations under this lease, rearrange the space unit divisions and the public corridors on the floor upon which the Demised Premises is located in any manner Landlord may determine, provided only that the Demised Premises shall not be changed in any respect and that the Demised Premises shall not have diminished access by public corridor to the elevator(s), fire stair(s) and public toilet(s) serving said floor and provided that such change does not change in any respect the lobby area on the Ramland Road side of the Building, or the manufacturing space or laboratory space within the Demised Premises.  Landlord shall use its commercially reasonable efforts to minimize interference with Tenant’s business in connection with any change which Landlord is obligated to perform or desires to perform, in and to the Building, pursuant to the terms, covenants, conditions, provisions and agreements of this Lease.

ARTICLE 17

Compliance with Laws

17.01. Notice and Compliance With Laws.

Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement of public authority affecting the Demised Premises, the Building or the Park, if applicable, and (subject to Section 17.02) at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises, the Building or the Park, if applicable, or the use or occupancy thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s specific manner of use of Demised Premises, (ii) breach of any of Tenant’s obligations hereunder, (iii) the manner of conduct of any business of Tenant or operation of its installations, equipment or other property in the Demised Premises, or (iv) any cause or condition created by or at the instance of Tenant or its invitees.

17.02. Contest.

Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a)           Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such contest (and any non-compliance in connection therewith), including reasonable attorneys’ fees and other expenses incurred by Landlord, and shall furnish such bond or other security as may be required pursuant to the requirements of any mortgage affecting the Land, Building or Demised Premises; and

(b)           Tenant shall keep Landlord advised as to the status of such proceedings.

Tenant need not comply with any law or requirement of public authority so long as Tenant shall be so contesting the validity or applicability thereof to the Demised Premises in accordance with this Section, provided that (v) noncompliance shall not constitute a crime or an offense on the part of Landlord or any officer of Landlord punishable by fine or imprisonment, (w) Landlord shall not be subjected to civil complaint, (x) no part of the Building shall be in danger of being condemned or vacated by reason of noncompliance or otherwise by reason of such contest, (y) such noncompliance shall not cause either a violation of the Certificate of Occupancy for the Building or of any licenses or permits issued for the Building or a violation to be noted or issued against the Building, and (z) title to the Demised Premises, the Real Property and/or the Building is not adversely affected by reason of such contest.

ARTICLE 18

Insurance

18.01. Tenant’s Requirements.

Tenant covenants to provide prior to entry upon the Demised Premises and to keep in full force and effect during the period prior to the commencement of the term during which Tenant shall enter upon and occupy any portion of the Demised Premises for any purpose, and throughout the term of this lease, at its own cost, and with responsible insurance companies of recognized standing, authorized to do business in the State of New York and approved by Landlord, (i) public liability and property damage insurance, written on an occurrence basis, to afford protection in an amount not less than $2,500,000 combined single limit for personal injury, death and property damage arising out of any one occurrence, protecting Landlord and Tenant against any and all claims for personal injury, death or property damage occurring in, upon or adjacent to the Demised Premises and any part thereof, or arising from, related to, or in any way connected with the conduct and operation of Tenant’s use of or occupancy of the Demised Premises, which insurance shall name Landlord (and, at Landlord’s request, Landlord’s mortgagees) as additional insureds, (ii) workers’ compensation insurance covering all persons employed by Tenant or its contractors in connection with any work performed by or for Tenant, and (iii) plate glass insurance covering  plate glass in the Demised Premises, if any, provided, however, Tenant may elect to self insure said plate glass.  All of Tenant’s insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least 30 days’ prior written notice to Landlord.  All such policies or duly executed certificates for the same (in both instances with satisfactory evidence of the payment of the premium therefor) shall be deposited with Landlord not less than 30 days prior to the day such insurance is required to be in force and upon renewals of said policies not less than 30 days prior to the expiration of the term of such coverage.  Landlord shall have the right at any time and from time to time during the term of this lease on not less than 30 days notice to Tenant to require that Tenant increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types of coverage then generally required of tenants  in first class office buildings in the Town of Orangeburg .  The minimum limits of liability insurance required pursuant to clause (i) of this Section shall in no way limit or diminish Tenant’s liability under Section 29.02 hereof.

18.02. Blanket Policies.

The insurance required to be provided by Tenant hereunder may be effected by “umbrella” policies. Any such policy or policies shall, as to the Premises, otherwise comply as to endorsements and coverage with the provisions of this Article.

18.03. Tenant’s Compliance.

Tenant shall not commit or permit any violation of the casualty and rent insurance policies carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Demised Premises, the Building or the Park, if applicable, which, in case of any of the foregoing, (i) could result in termination of any of such policies, (ii) could adversely affect Landlord’s right of recovery under any such policies or, (iii) would result in reputable and independent insurance companies refusing to insure the Building or property of Landlord therein or in the Park, if applicable, in amounts reasonably satisfactory to Landlord and its mortgagees, in compliance with the requirements of insurance bodies.  If any such action by Tenant, or any failure by Tenant either to comply with the requirements of insurance bodies with respect to the Demised Premises or to perform any of Tenant’s obligations hereunder, or any use of the Demised Premises by Tenant (whether or not permitted under Article 10) shall continue after Tenant has received notice thereof, and result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies carried by Landlord, Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance and reimburse Landlord for the resulting additional premiums which shall thereafter be paid by Landlord.  Tenant shall make such reimbursement within 30 days after the receipt of notice from Landlord that such additional premiums have been paid by Landlord, without limiting Landlord’s rights under Articles 33, 34 and 35.

18.04. Waiver of Subrogation.

Landlord and Tenant shall cause each property insurance policy carried by either of them to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided for herein. To the extent that Tenant shall be a self-insurer with respect to Tenant’s Property, Tenant shall and hereby does waive its right of recovery, if any, against Landlord, its agents and employees, for loss, damage or destruction of Tenant’s Property.

18.05 Landlord’s Insurance.

Landlord agrees to maintain: (i) fire and extended insurance on an “all-risk” basis on the Building, in an amount equal to not less than the full replacement cost thereof; with commercially reasonable deductibles, as reasonably determined by Landlord and (ii) commercial general liability insurance for personal injury and property damage in commercially reasonable amounts, as reasonably determined by Landlord.

ARTICLE 19

Tenant’s Changes

19.01. Permitted Changes.

After completion of the initial preparation of the Demised Premises as provided for in Article 3.01, Tenant may, at any time and from time to time during the term of this lease, at its expense, make or have made such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called “changes” and, as applied to changes provided for in this Article, “Tenant’s Changes”) in and to the Demised Premises, but not structural alterations, additions or changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, provided that:

(a)           The outside appearance of the Building, or the strength of the Building or of any of its exterior walls, supporting beams, columns, floor slabs, foundations or elevator systems is not adversely affected;

(b)           No such Tenant’s Changes shall operate to reduce the Rentable Area of the Demised Premises or the value of the Building;

(c)           No such Tenant’s Changes shall materially and adversely affect (or increase the cost of) any service required to be furnished by Landlord to the Demised Premises or to any other portion of the Building;

(d)           In performing the work involved in making such changes, Tenant shall be bound by and observe all applicable conditions and provisions contained in Sections 3.02(b), 3.03 and 3.04 as if such changes were included in the initial preparation of the Demised Premises;

(e)           In the case of any Tenant’s Changes, other than decorations, Tenant shall give notice to Landlord, including general plans and specifications (if any) for such Tenant’s Changes, at least 20 days before the work of making such Tenant’s Changes shall commence;

(f)            If the reasonably anticipated cost of any Tenant’s Change or series or group of proposed Tenant’s Changes intended to be made at or about the same time shall be more than THREE AND 00/100 ($3.00) DOLLARS per rentable square foot of the area affected by the alteration (“Substantial Change”), or if any Tenant’s Change shall include a change which under the provisions of the Building Code of the Town of Orangeburg then in effect requires an alteration permit, Tenant, prior to commencement of such change, shall obtain consent thereto from Landlord; Landlord agrees that its consent shall not be unreasonably withheld, conditioned or delayed, but Tenant agrees that any such consent may be upon condition that upon the expiration or earlier termination of this lease, Tenant shall restore the Demised Premises to the condition in which it would be if the change in respect of which the consent is required had not been made.  It is agreed that Landlord shall be deemed to be acting reasonably in refusing to give any such consent if the making of such change would constitute a default under a mortgage encumbering the Real Property or Building; Tenant may, upon prior notice to Landlord, but without the prior consent of Landlord, (a) perform minor cosmetic improvements, such as painting and wallpapering, and (b) perform minor alterations, additions or improvements which are non-structural, do not affect Building systems, or require a building permit and costing less than THREE AND 00/100 ($3.00) DOLLARS per rentable square foot of the area affected by the alteration.

(g)           If because of the nature of any Tenant’s Change, compliance with any provisions of a mortgage encumbering the Real Property or Building is required, Tenant at its own expense, shall comply therewith; and

(h)           In connection with any Tenant’s Changes, Tenant shall, at its own cost and expense, obtain such permits and certificates as shall be required under the Building Code of the Town of Orangeburg then in effect, and all other permits and certificates of any other governmental authority having jurisdiction over the Building.

19.02. Substantial Changes.

Each Substantial Change shall be made under the supervision of an architect or engineer selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Each Substantial Change shall be made in accordance with detailed plans and specifications prepared by an architect or engineer designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Copies of all such plans and specifications shall be delivered by Tenant to Landlord, and shall be subject to the advance approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and which consent (or rejection) shall be provided within ten (10) days of Landlord’s receipt of said plans and specifications.  If any plans and/or specifications are prepared in connection with any Tenant’s Change, Tenant shall furnish copies thereof to Landlord.

19.03. Substantial Changes in Excess of $100,000.

If the estimated cost of any proposed Tenant’s Change shall be $100,000 or more or if the estimated collective cost of any series or group of proposed Tenant’s Changes intended to be made at or about the same time shall be $100,000 or more, Tenant shall, at its sole cost and expense and before commencing same, furnish to Landlord (and the holder of any mortgage affecting the Real Property or Building, if therein required), (i) a surety company bond, issued by a surety company approved by Landlord, which approval shall not be unreasonably withheld, (and the holder of any such mortgage where required), in an amount at least equal to the estimated cost of such change, or the estimated collective cost of such group of permitted changes, as the case may be, or (ii) other security satisfactory to Landlord (and the holder of any such mortgage where required), in each case guaranteeing to Landlord (and the holder of any such mortgage where required) the fully paid completion of the proposed change, or proposed permitted changes, as the case may be, within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other claims and charges, and in accordance with any plans and specifications therefor approved by Landlord (and the holder of any such mortgage where required).

19.04. Restricted Changes.

Except as provided in this Article, Tenant shall not have any right to make any changes in the Demised Premises without the prior consent of Landlord.

ARTICLE 20

Tenant’s Property

20.01. Tenant’s Property.

Tenant’s Property shall be and shall remain the property of Tenant, may be removed by it at any time during the term of this lease.  Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.

20.02. Abandonment of Tenant’s Property.

Any of Tenant’s Property which shall remain in the Demised Premises 10 days following the expiration or earlier termination of the term of this lease and the removal of Tenant from the Demised Premises, may, at the option of Landlord, be deemed to have been abandoned and either may be retained by Landlord as its property or be disposed of by Landlord at Tenant’s expense, without accountability to Tenant, in such manner as Landlord may see fit, subject to the reimbursement provisions of Section 20.05.

20.03. Leasehold Improvements.

All permanent leasehold improvements at any time constructed or installed in the Demised Premises, except as hereinafter otherwise provided, shall remain in the Demised Premises upon the expiration or sooner termination of the term of this lease.  All leasehold improvements which Tenant is required to remove under the following sentence, shall be removed by Tenant and in the event any damage is caused by such removal, the damage shall be repaired by Tenant at Tenant’s expense.  If any alteration which shall require the Landlord’s consent or approval is an item which is not a customary leasehold improvement, such as (for illustrative purposes only) a private elevator, vault, internal stairway or private lavatory, then unless Landlord shall give written notice to Tenant to the contrary at the time it grants consent or approval for the alteration, Landlord will require removal of said alteration by Tenant at the expiration or sooner termination of the term of this lease.

20.04. End of Term.

Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender possession of the Premises, broom clean and dry, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove Tenant’s Property from the Premises and repair any damage caused by such removal.  All leasehold improvements which Tenant is required to remove shall be removed by Tenant, and any damage caused by such removal shall be repaired by Tenant at Tenant’s expense.

20.05. Removal by Landlord.

In the event Tenant fails to (i) remove any item of Tenant’s Property or any leasehold improvement or alteration it is required to remove, or (ii) repair damage caused by such removal, ordinary wear and tear excepted, then Landlord may effect such removal and repair; and Tenant shall pay Landlord’s costs for such removal and repair, such obligation to survive the expiration or sooner termination of the term of this lease.

ARTICLE 21

Tenant’s Repairs

21.01. Tenant’s Required Repairs.

Tenant shall, at its own expense, take good care of the Demised Premises and all equipment (wherever located) exclusively servicing the Demised Premises including, without limitation, heating, ventilating and air conditioning equipment exclusively serving the Demised Premises (other than as provided for in Article 23.01) , and shall be responsible for replacement of all fluorescent tubes, ballasts and light bulbs installed in the Demised Premises, including emergency lights located within the Demised Premises.  Tenant, at its expense shall make all repairs, in the Demised Premises and the Building as shall be required by reason of the negligence or other improper conduct of Tenant or its invitees.  In addition to the foregoing, Tenant shall, at Tenant’s expense, keep in good order and condition all installations, alterations and additions in the Demised Premises comprising (i) Tenant’s Property (including Tenant’s pneumatic tubes, conveyors, mail chutes and air-conditioning equipment installed by or at the expense of Tenant), (ii) any private lavatories and kitchens within the Demised Premises, including all fixtures therein, (iii) any carpeting or wall covering within the Demised Premises, and (iv) any interior glass within the Demised Premises, and make all repairs thereto, ordinary or extraordinary, foreseen or unforeseen, as from time to time may be necessary, whether or not such repairs are or shall be made necessary by reason of fault or neglect on the part of Tenant.

21.02. Windows.

Tenant shall not clean the exterior side of any window in the Demised Premises or require, permit or allow it to be cleaned, from the outside, in violation of any law or requirement of public authority.

21.03. Damage to Building.

All damage to the Building caused by Tenant in moving property into or out of the Building or in installing or removing furniture, equipment or fixtures shall promptly be repaired by Tenant at its expense.  If Tenant permits consumption of food in the Demised Premises, Tenant, at its expense, shall employ the regular services of an exterminator to keep the Demised Premises free of vermin occasioned by such consumption.

ARTICLE 22

Landlord’s Repairs, Maintenance, Cleaning

22.01. Landlord’s Obligations.

Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities (other than all equipment (wherever located) exclusively servicing the Demised Premises including, without limitation, heating, ventilating and air conditioning equipment exclusively serving the Demised Premises), in working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for items installed by or for Tenant at Tenant’s expense and except for those repairs for which Tenant is expressly responsible pursuant to any other provisions of this lease.

22.02. Cleaning.

(a)           (i)            Landlord shall cause the portion of the Demised Premises used as offices to be cleaned in accordance with the provisions of the Cleaning Specifications annexed hereto and made part hereof.  Tenant shall provide Landlord with reasonable access to the interior of all windows within the Demised Premises, as a condition precedent to Landlord’s obligation to clean same. Landlord shall have no obligation to cause the portion of the Demised Premises used as laboratory, warehouse and distribution and/or manufacturing to be cleaned.

(ii)           Tenant shall, at Tenant’s expense, keep the portion of the Demised Premises used as laboratory, warehouse and distribution and/or manufacturing clean and in good order, to the reasonable satisfaction of Landlord.

(iii)          Tenant shall, at Tenant’s expense, remove or cause to be removed,  Tenant’s refuse and rubbish from the portion of the Demised Premises used as laboratory, warehouse and distribution and/or manufacturing.  Tenant may deposit said refuse and rubbish in Landlord’s compactor, provided, however, any such refuse and rubbish which requires special handling or which is excessive (i.e. exceeds that normally accumulated daily in the routine or ordinary business office occupancy) shall not be deposited in Landlord’s compactor and Tenant shall, at its sole cost and expense, contract for the removal of such refuse and rubbish.  Landlord reserves the right to select a refuse disposal contractor to serve the Building; provided that the rates for such hauler are competitive.  The name of such contractor shall be available from Landlord upon request, and Tenant shall employ no other refuse disposal or carting contractor without prior written approval from Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  The removal of refuse and rubbish shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Building and of the Real Property and shall be in accordance with all applicable laws and requirements of public authorities.

(b)           Tenant shall pay to Landlord, within 30 days after demand, accompanied by reasonable documentation, the costs and expenses incurred by Landlord as a result of (i) cleaning performed by or for the account of Landlord in the Demised Premises, the Building or on the Real Property, necessitated by (v) misuse or neglect on the part of Tenant or its invitees, (w) use of any portion of the office portion of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or other special purposes requiring greater or more difficult cleaning work than that normally associated with office areas, (x) interior glass surfaces in the office portion of the Demised Premises, (y) non-building standard materials or finishes installed by Tenant or at its request in the office portion of the Demised Premises, or (z) increases in frequency or scope of any of the items set forth in the Cleaning Specifications as shall have been requested by Tenant and provided by Landlord, and (ii) removal from the office portion of the Demised Premises, the Building or Real Property of (y) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine or ordinary business office occupancy, or (z) all of the refuse and rubbish of Tenant’s machines and eating facilities requiring special handling in the office portion of the Demised Premises.  Tenant shall provide Landlord, its contractors and their employees with reasonable access to the office portion of the Demised Premises during hours other than regular business hours, together with the use of Tenant’s lights, electricity and water, all as may be required for the purpose of cleaning the office portion of the Demised Premises.

22.03. Extraordinary Refuse.

Extraordinary waste (such as crates, cartons, boxes and used furniture and equipment) shall be removed from the in the office portion of the Demised Premises by Landlord, at Tenant’s cost and expense.  At no time shall Tenant place any waste of any kind in any public area.  Anything placed in a public area by Tenant shall be deemed abandoned and of no value to Tenant, and Landlord may have same removed and disposed of, and the cost thereof shall be paid by Tenant to Landlord, within 30 days after submission of a statement therefor, with reasonable supporting documentation, without limiting Landlord’s rights under Articles 33, 34 and 35.

22.04. Quality of Repairs.

All repairs to be made by Tenant pursuant to this lease shall be of first-class quality and workmanship.  If Tenant shall fail to commence any required repairs within a reasonable time, or in any event within 10 days after service of a notice by Landlord requesting such repairs, or after commencing such repairs shall fail to complete them with reasonable diligence, Landlord may (but shall not be obliged to) make or complete such repairs at the expense of Tenant.

22.05. Required Changes.

If at any time during the term of this lease there is imposed upon Landlord by any governmental authority having jurisdiction, any obligation or requirement to perform any structural or non-structural alteration, change or improvement (collectively, “changes”) to the Building which changes are as a result of Tenant’s specific manner of use and are not required to be performed by Tenant pursuant to any provision of this lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of all costs and expenses incurred by Landlord in performing such changes.  Such payment by Tenant shall be due to Landlord within 30 days after rendition of a bill therefor, accompanied by a statement setting forth the changes performed by Landlord, with costs described in reasonable detail.

ARTICLE 23

Heat, Ventilation and Air-Conditioning

23.01. Access and Repair.

(a)           Landlord shall have reasonable access to any and all heating, air-conditioning and ventilating equipment in the Demised Premises. Landlord shall repair and maintain in good working order the heating, air-conditioning and ventilating equipment servicing the Demised Premises, except as provided is Section 23.01(b) below. The cost of maintaining said Building systems shall, except to the extent set forth in this Section and in Section 23.02, be deemed an Operating Expense.  Any damage caused to the Building heating, air-conditioning and ventilating equipment, appliances or appurtenances as a result of the negligence of, or careless operation of the same by Tenant or its invitees, shall be repaired by Landlord and the cost and expense thereof shall be paid by Tenant, as additional rent, within 30 days after submission of a statement therefor, along with a detailed explanation of the costs, without limiting Landlord’s rights under Articles 33, 34 and 35.  Landlord shall have no maintenance or repair obligation as to heating, ventilating or air conditioning equipment servicing the Demised Premises only (wherever located), whether said equipment is existing as of the Commencement Date or installed by, or at the expense or direction of, Tenant.

(b)           Tenant shall repair and replace, as necessary, and maintain in good working order, the heating and air conditioning unit and system exclusively servicing the laboratory and/or manufacturing area within the Demised Premises (and any replacement thereof) and any other heating and air conditioning units and systems exclusively servicing the Demised Premises which may hereinafter be installed by Tenant.  Such maintenance shall include changing the systems filters not less frequently than four times per year.  Tenant shall enter into service and maintenance contracts for such maintenance with Landlord or Tenant may enter into contracts for such maintenance with third parties pursuant to Section 3.02(b), provided that Tenant submits to Landlord copies of such agreements prior to the Commencement Date.  Tenant shall submit to Landlord copies of all invoices indicating dates of service and work performed.

23.02. Tenant’s Requirements.

Landlord will not be responsible for the failure of the air-conditioning system to meet its maximum performance specifications prior to the proper balancing of the systems, or, with respect to the office portion of the Demised Premises, if such failure results from the occupancy of the Demised Premises by more than an average of 1 person for each 150 square feet of Tenant’s Rentable Area or if Tenant installs and operates machines and appliances the installed electrical load of which when combined with the load of all lighting fixtures exceeds 4 watts per square foot of Tenant’s Rentable Area in any one room or other area.  If the use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or the rearrangement, or partitioning after the initial preparation, of the Demised Premises, results in the interference with the normal operation of the air-conditioning in the Demised Premises, and as a result thereof changes in the air-condition system servicing the Demised Premises are needed, such changes shall be made by Landlord, at Tenant’s request and at Tenant’s expense, and shall be paid within 30 days after submission of a statement therefor.

23.03. Additional Tenant Requirements.

Tenant shall keep all windows closed and lower and close window coverings when necessary because of the sun’s position.  Tenant agrees to cooperate fully with Landlord and to comply with all reasonable regulations and requirements Landlord may establish for the proper functioning and protection of the heating, air-conditioning and ventilating systems.

ARTICLE 24

Landlord’s Other Services

24.01. Elevators.

Landlord shall provide Tenant, in common with other tenants in the Building, passenger elevator service.  If Landlord shall be obliged to repair, maintain or replace such elevators by reason of the negligence or other improper conduct of Tenant or its invitees, such work shall be performed at Tenant’s expense; Tenant shall pay for such work, within 30 days after submission of a statement therefor, accompanied by reasonable supporting documentation, without limiting Landlord’s rights under Articles 33, 34 and 35.

24.02. Interruption of Services.

Landlord reserves the right, without any liability to Tenant, to interrupt, curtail, suspend or stop any of Landlord’s services to Tenant or the Demised Premises (including heat, ventilation, and water and such other services as may hereafter be undertaken by Landlord for Tenant) at such times as may be necessary, and for so long as may be reasonably required, by reason of the making of repairs or changes which Landlord is required by this lease to make or in good faith deems necessary.  In each such case Landlord shall exercise reasonable diligence to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption, curtailment, suspension or stoppage of any of Landlord’s services.  Before commencing any work required in connection with the foregoing, or any other work or repairs in the Demised Premises which would interfere with Tenant’s use thereof, Landlord shall endeavor to notify Tenant of the need for and nature of the work and repairs and the manner in which and the length of time for which such work or the making of such repairs will affect the Demised Premises.  Such notice with respect to the making of emergency repairs shall, if time permits, be given by telephone or in person to such representative of Tenant at the Demised Premises as Tenant may have designated to receive such notice.  Except in the event of an emergency, Tenant may require Landlord to perform such work or make such repairs after Tenant’s business hours if they would otherwise create a material interference with Tenant’s use of the Demised Premises and can properly be accomplished at such time.

Interruption or curtailment of any service maintained in the Building or at the Real Property, if caused by force majeure, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the interruption or curtailment of any service Landlord is required to provide hereunder (if not caused by force majeure) or by the making of repairs, replacements or additions, other than those made with Tenant’s consent or caused by misuse or neglect by Tenant, or Tenant’s agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to force majeure.

24.03.   Tenant’s Self-help.

If (i) Landlord fails to perform any of its obligations under this Lease (other than by reason of Tenant’s acts or omissions or unavoidable delays), which failure (A) materially interferes with Tenant’s use of the Demised Premises for the conduct of its business and (B) Landlord fails to commence to remedy such failure to perform within ten (10) days from the date Tenant notifies Landlord of such failure (which shall be shortened to twenty-four (24) hours in the event of an emergency, as hereinafter defined) and (ii) in the case of any such failure (other than an emergency) (A) Tenant again notifies Landlord after the expiration of such 10-day period of such failure and of Tenant’s intention to cure same, along with an explanation in reasonable detail of how Tenant’s intends to cure the failure and associated expenses, which notice shall specify that such notice is being given in accordance with this Article 24, and shall contain the following statement in capitalized bold type: “IF YOU FAIL TO PERFORM THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 24 OF THE LEASE, WE SHALL EXERCISE OUR SELF-HELP REMEDIES UNDER THAT SECTION” and (B) such failure continues for not less than five (5) consecutive days from the date Landlord receives such second notice (except that no such second notice shall be required in an emergency), provided that, in the case of a failure which for causes beyond Landlord’s reasonable control cannot with due diligence be cured within such 5-day period, such 5 day period shall be extended for such period as may be necessary to cure such failure provided that Landlord shall be diligently prosecuting such cure, then at Tenant’s election and as Tenant’s sole remedy (if Tenant elects to exercise its self-help rights hereunder), Tenant may take such actions as may be reasonably necessary to cure such failure as specified in Tenant’s notice, unless Landlord has objected to such action and has specified an alternate cure, and Tenant may offset against the fixed rent thereafter payable by Tenant any reasonable out-of-pocket amount expended by Tenant, but in no event to exceed fifty percent (50%) of the fixed basic rent due under the Lease until fully recouped. Tenant may exercise its self-help remedy provided the performance of same by Tenant (x) takes place exclusively within the Demised Premises, (y) does not affect any space (including the Common Facilities) outside the Demised Premises unless it materially affects Tenant’s ingress and egress to and from the Demised Premises, and (z) does not affect the structure, electrical, HVAC, plumbing or mechanical systems of the Building. (unless such electrical, HVAC, plumbing or mechanical systems exclusively service the Demised Premises and no other areas of the Building)   and provided Tenant furnishes Landlord with copies of paid receipts for such work along with other supporting documentation as Landlord may reasonably require.  For purposes hereof, Landlord shall be deemed to have commenced to cure a failure or service interruption if Landlord has begun to take such action as is reasonably practicable under the circumstances (e.g., inspecting the situation, calling necessary contractors, etc.), even thought actual repairs may not have commenced.  In the exercise of Tenant’s rights under this Section 24.03, Tenant agrees that Tenant shall use only those contractors then on the approved list of contractors for the Building as such list may be furnished from time to time during the Term by Landlord to Tenant.  As used herein an “emergency” shall be deemed to be a situation which causes imminent damage to person or property or which interferes with Tenant’s conduct of business for the permitted use. In the event Tenant exercises the self help remedies in accordance with this Section 24.03, Tenant hereby agreesthat Tenant’s indemnification set forth in Section 29.02 shall be applicable.  If at any time during Tenant’s performance of its self help remedies under this Section 24.03, Landlord commences to remedy such failure to perform, Tenant agrees to cease such actions.  In no event shall Tenant have any rights under this Section 24.03 (i) if the failure or service interruption was caused by Unavoidable Delays or any act, omission, negligence or willful misconduct of Tenant or any of its contractors, agents, employees, servants, licensees or invitees or (ii) if Tenant is in default under this Lease beyond applicable notice and grace periods or (iii) if Mack-Cali Realty Corporation or an affiliate thereof has an ownership interest in the Real Property and the Building.

ARTICLE 25

Tenant’s Access

25.01. Tenant’s Access to Demised Premises.

During the term of this lease Tenant may conduct its business in the Demised Premises on such days and hours as it may determine, and Tenant and its invitees at all times shall have access to the Demised Premises by means of doorways, passageways, corridors, stairways, elevators, entrances and service entrances in the Building selected by Landlord and affording access to the Demised Premises.  Notwithstanding the foregoing, Landlord may, during times other than regular business hours and regular business days, limit or restrict access to the Building and Demised Premises to all persons other than Tenant and employees and invitees.  Reasonable rules and procedures to be followed in order to gain access to the Building and Demised Premises may, from time to time, be established and amended by Landlord, and shall be complied with by Tenant, its employees and invitees provided same are uniformly enforced in the Building as against all tenants. Tenant will have access to the Demised Premises 24 hours a day, 7 days a week, subject to the terms and provisions of this Lease.  Tenant’s right to use the Demised Premises for the Permitted Use 7 days a week shall be subject to, and only if permitted by, Legal Requirements.

ARTICLE 26

Landlord’s Access

26.01. Lines Through Demised Premises.

Tenant shall permit Landlord to install, use and maintain additional utility and other pipes, ducts, lines, flues and conduit in the Demised Premises, provided:

(a)           Such installations shall be so located as to cause the least possible interference with the Tenant’s use of the Demised Premises and the conduct of its operations therein, shall not unreasonably damage the appearance or materially reduce the floor area of the Demised Premises or affect Tenant’s layout; in each case consistent with requirements of any laws and requirements of public authorities and insurance bodies if such installation is required by the aforesaid public authorities or insurance bodies;

(b)           The installation shall be performed at such times and in such manner as to create the least practicable interference with Tenant’s use of the Demised Premises and the conduct of its operations therein; and

(c)           Landlord shall repair and restore all damage caused by such installations.

(d)           Landlord shall do nothing to decrease the rentable area of the Premises and/or the utility thereof by Tenant (except to a deminimus extent). Any installation which may be made by Landlord in and to the Premises shall be boxed or concealed.

Where access doors are required for mechanical equipment in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location, wherever practicable, to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms.  Landlord and Tenant will cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access doors.

26.02. Access to Demised Premises.

Landlord and/or Landlord’s agents shall have the right, upon advance request made to Tenant, or to a designated representative of Tenant at the Demised Premises, to enter and pass through the Demised Premises or any part or parts thereof during business hours (i) to examine the

Demised Premises and to show them to the lessors of underlying or ground leases or mortgagees and to prospective purchasers, mortgagees or lessees of the Real Property, and (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for or permitted by this lease or deemed necessary by Landlord for the benefit of the Demised Premises or other portions of the Building or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities.  Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes or maintenance, without being deemed thereby to evict Tenant from the whole or any part of the Demised Premises.  Landlord’s rights under this Section shall be exercised in such manner (not involving any overtime expenses, unless Tenant shall agree to reimburse Landlord for such expenses as additional rent) as to create the least practicable interference with Tenant’s normal conduct of its business in the Demised Premises.

26.03. Access Upon Emergency.

Landlord shall also have the right to enter on and pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by emergency circumstances affecting the Demised Premises or the Building.  In such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or a member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility which is concerned.

26.04. Access During Twelve Months.

During the period of 12 months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants, during regular business hours, upon prior notification to Tenant, except that Landlord may show the Demised Premises to prospective tenant anytime during the Term if Tenant requests Landlord’s consent to sublease the Demised Premises or to assign this Lease or if Tenant is in default under the Lease. During the last twelve (12) months of the Term, Landlord or any prospective tenant shall have the right to enter the space to perform inspections, surveys, measurements or such other reasonable activities as may be necessary to prepare the Demised Premises for occupancy by the succeeding tenant. Tenant shall have the right to have a representative of Tenant accompany Landlord and its invitees in the Demised Premises.

ARTICLE 27

Shoring

27.01. Access for Protection.

If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or beneath the Building, Tenant, without liability on the part of Landlord, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem to be reasonably necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, provided that such entry (except in the event of an emergency) shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord’s request.

27.02. No Liability.

The said license to enter the Demised Premises shall be granted by Tenant without any claim for damages or indemnity against Landlord, other than its gross negligence or willful misconduct and Tenant shall not be entitled to any diminution of rent on account therefor. Landlord shall use its commercially reasonable efforts to ensure that such party minimizes interference with Tenant’s business in connection with any work which Landlord is obligated to performed hereunder.

ARTICLE 28

Notice of Accidents, Fire, Damage and Defects

28.01. Notice to Landlord.

Tenant shall give prompt notice to Landlord of any of the following of which Tenant shall have knowledge:  (i) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (ii) all fires in the Demised Premises, and (iii) all damage to, or defects in, the Demised Premises (including the fixtures, equipment and appurtenances constituting part thereof), or in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 29

Landlord Not Liable, Indemnity and Exculpation

29.01. No Liability of Landlord.

Except for the negligence of Landlord, its agents or employees, Landlord and its agents shall not be liable for any damage to property of Tenant or others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.  Except for the negligence of Landlord, its agents or employees, Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow which may leak from any part of the Building or from the pipes, appliances or plumbing works of the same, or from any other place, or from dampness or any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said Building, or caused by operations in construction of any public or quasi-public work.

29.02. Indemnification.

Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following occurring during the term, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises:  (i) any work or thing done in, on or about the Demised Premises or any part thereof by or at the instance of Tenant, or any of its invitees, (ii) any negligent or otherwise wrongful act or omission on the part of Tenant or any of its invitees, (iii) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or vault, passageway or space adjacent thereto caused by the negligence of Tenant or any of its invitees, and (iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this lease on its part to be performed or complied with.  In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval Landlord shall not unreasonably withhold. Counsel selected by Tenant’s insurance companies shall be deemed approved by Landlord.

Landlord shall defend, indemnify and save harmless Tenant, its agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed or incurred by or asserted against Tenant and/or its agents or employees by reason of any of the following occurring during the term, (i) any work done in, on or about the Demised Premises by or at the instance of Landlord, or its invitees, (ii) any negligent or wrongful act or omission on the part of Landlord or its invitees in the common areas of the Building or Real Property, (iii) any accident, injury or damage to any person or property occurring in, on or about the common areas of the Building or Real Property caused by the negligence of Landlord or its invitees, and (iv) any failure by Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations in this lease to be performed or complied with by Landlord.  If any action or proceeding is brought against Tenant by reason of any such claim, Landlord shall, upon the request of Tenant and at Landlord’s expense, resist or defend such action or proceeding.

29.03. Exculpation.

Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Real Property (including rents, profits and proceeds thereof) for the collection of any judgment (or other judicial process) recovered against Landlord based upon the breach by Landlord of any of the terms, conditions or covenants of this lease on the part of Landlord to be performed, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies under or with respect to either this lease, the relationship of landlord and tenant hereunder, or Tenant’s use and occupancy of the Demised Premises.

ARTICLE 30

Destruction or Damage

30.01. Notice and Repair Obligation.

Tenant shall give prompt notice to Landlord in case of fire or other casualty in or about the Demised Premises.  If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights as set forth in Section 30.03, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction, which repair and restoration shall be limited to the extent of insurance proceeds received, subject to unavoidable delays and delays in the adjustment of insurance claims.   In no event shall Landlord be required to repair or replace Tenant’s furnishings, decorations and other moveable items in the Premises, or personal property of any type belonging to Tenant.  Unless Landlord shall terminate this lease in accordance with Section 30.03, Tenant shall cooperate with

Landlord’s restoration by removing from the Premises as promptly as possible, all of Tenant’s salvageable inventory and movable equipment, furniture and other property.

30.02.  Abatement of Rent.

If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage shall be substantially repaired, provided, however, if the portion of the Demised premises used for laboratory or manufacturing is rendered untenantable, then the entire Demised Premises shall be deemed untenantable (provided Tenant is not occupying such space) and the  rents payable for the entire Demised Premises hereunder shall be abated.  Should Tenant reoccupy a portion of the Demised Premises and operate therein during the period that the repair is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

30.03.  Termination Rights.

In case the Demised Premises shall be rendered wholly unusable by reason of fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord’s opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), or in the event Landlord’s mortgagee(s) shall make claim to the proceeds of the casualty insurance maintained by Landlord, then Landlord may, at its option, terminate this lease and the term and estate hereby granted, by notifying Tenant of such termination, within 120 days after the date of such damage; such termination date shall be not more than 60 days after the giving of such notice.  If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 30.01, the holder of a mortgage or the lessor of a superior lease or any person claiming under or through the holder of such mortgage or the lessor of such lease takes possession of the Building through foreclosure or otherwise, such holder or lessor shall have a further period of 60 days from the date of taking possession to terminate this lease by appropriate notice to Tenant.  Nothing contained in this Section shall relieve Landlord or Tenant from any liability to the other  in connection with any damage to the Demised Premises or the Building by fire or other casualty if such party shall be legally liable in such respect.

In case the Demised Premises shall be rendered wholly unusable by reason of fire or other casualty, Tenant, as its sole remedy, may cancel this lease by written notice to Landlord, if (i) within 60 days from the date of the damage or destruction, Landlord does not deliver to Tenant a written certification to the effect that the restoration can be completed within 270 days from the date of the casualty, or (ii)  within 270 days from the date of the damage or destruction, Landlord does not repair and restore the Demised Premises; provided that Tenant shall not be entitled to cancel this lease pursuant to clause (i) of this sentence more than 10 days after Landlord shall have given written notice to Tenant or pursuant to clause (ii) more than 280 days from the date of the damage or destruction.  The period for the completion of the required repairs and restoration work (and for the giving of Tenant’s notice of cancellation) shall be extended by the number of days lost in the event such loss results from unavoidable delays, or any cause beyond the reasonable control of Landlord.

30.04. Termination Upon Casualty.

In the event of the termination of this lease pursuant to the provisions of this Article, this lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this lease, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination.  Any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

30.05. Non-Liability of Landlord.

No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant’s use and occupancy.

30.06.  Insurance on Tenant’s Property.

Landlord will not carry insurance of any kind on Tenant’s Property or on any work in excess of building standard work and shall not be obligated to repair any damage thereto or replace the same.  For purposes of this Article the term casualty damage, to the extent Landlord is responsible under this Article, shall not be deemed to include damage caused by vandalism, unknown cause or other act not normally covered under fire and extended coverage insurance policies applicable to office buildings in the Town of Orangeburg.

30.07. Waiver of Statutory Protection.

The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 31

Condemnation

31.01.  Landlord’s Rights to Award.

In the event that the Real Property or any part thereof, shall be taken in condemnation proceedings or by the exercise or any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand (collectively a “taking”), Landlord shall be entitled to collect from the condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

31.02.  Full Taking.

If title to the whole or substantially all of the Real Property shall be subject to a taking, this lease shall terminate and expire on the date of such taking and the fixed rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

31.03.  Partial Taking.

If substantially all of the Real Property is not so taken and if only a part of the Demised Premises shall be so taken, this lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this lease, if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%, or Tenant may elect to terminate this lease if the portion taken is either the laboratory or the manufacturing portion of the Demised Premises, by notice of such election to the other party given not later than 30 days after (i) notice of such taking is given by the condemning authority, or (ii) the date of such taking, whichever occurs later.  Upon the giving of such notice this lease shall terminate on the date of service of such notice and the fixed rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking.  If both parties fail to give such notice upon such partial taking, and this lease continues in force as to any part of the Demised Premises not taken,  (x) the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, (y) the number of parking spaces allocated to Tenant pursuant to Section 9.01 shall be proportionately reduced and (z) the Tenant’s Proportionate Share shall be recomputed to reflect the number of square feet of Tenant’s Rentable Area remaining in the Demised Premises in relation to the Rentable Area remaining in the Real Property.

31.04.  Tenant’s Rights to Award.

Tenant shall not be entitled to appear, claim, prove or receive any award in the proceedings relating to any taking mentioned in this Article. Notwithstanding anything to the contrary herein, in connection with any acquisition by eminent domain of the Demised Premises or any portion thereof, Tenant may seek to recover from the condemning authority:  (i) for moving expenses; (ii) an award for damages and/or for the taking of fixtures and equipment installed by or for Tenant in the Premises at Tenant’s expense; and (iii) any other award(s) which the condemning authority may allow to Tenant resulting from any such acquisition, provided that Landlord’s award is not diminished thereby.

31.05.  Reconstruction.

In the event of any taking which does not result in a termination of this lease, Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining part of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible (as though same was a casualty under Article 30), so as to constitute a tenantable Building and Demised Premises, provided that Landlord’s liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking, and Landlord shall have no liability or responsibility to repair Tenant’s Property.

ARTICLE 32

Surrender and Holdover

32.01. Surrender.

On the Expiration Date, or upon any earlier termination of the term of this lease, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair,

except for ordinary wear and tear, damage or destruction by fire or other casualty or the elements, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this lease.

32.02. Holdover.

Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease.  If Tenant fails to surrender the Demised Premises within thirty (30) days of the expiration or sooner termination of the term of this lease, Tenant agrees it shall indemnify and save Landlord harmless against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, penalties under any lease with a succeeding tenant  and any claims made by any succeeding tenant founded on such delay.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to surrender possession of the Demised Premises on a timely basis as aforesaid will be extremely substantial, will exceed the amount of fixed rent and additional rent theretofore payable hereunder and will be impossible of accurate measurement.  Tenant, therefore, agrees that if possession of the Demised Premises is not surrendered to Landlord on the date of expiration or sooner termination of the term of this lease, then Tenant agrees to pay to Landlord as liquidated damages for each month and for any portion of a month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this lease, a sum equal to 150% of the average fixed rent and additional rent which was payable per month under this lease during the last 3 months of the term hereof for the first month and 200% of the average fixed rent and additional rent which was payable per month under this lease during the last 3 months of the term hereof for each month and for any portion of a month thereafter.  Such liquidated damages shall not limit Tenant’s indemnification obligation with respect to claims made by any succeeding tenant founded upon Tenant’s failure or refusal to surrender the Premises to Landlord at the expiration or sooner termination of the term of this lease.  Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Demised Premises after the expiration or termination of the term of this lease.

ARTICLE 33

Conditions of Limitation

33.01.  Prior to Term.

If at or before the commencement of the term of this lease:

(a)           Tenant shall file a petition commencing a voluntary case under the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state insolvency law or any similar state law;

(b)           An involuntary case against Tenant as debtor is commenced by a petition under the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state insolvency law or any similar state law shall be filed in any court and shall not be dismissed, discharged or denied within 90 days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof;

(c)           A custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant’s property or of the Demised Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, United

States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within 90 days after such appointment or if Tenant shall consent to or acquiesce in such appointment; or

(d)           If Tenant shall generally not pay Tenant’s debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

this agreement shall be deemed cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises, but Tenant shall remain liable for damages as provided in Article 35.

33.02. During Term.

(a)           If any of the events set forth in Section 33.01 occurs during the term of this lease, such term, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, shall terminate on such date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 35.

(b)           The term of this lease is subject to the further limitation that:

(i)            Whenever Tenant shall default in the payment of any installment of rent or any other charge payable by Tenant to Landlord, on any day upon which the same is due, and such default shall continue for 5 days after Landlord shall have given to Tenant a notice specifying such default;

(ii)           Whenever Tenant shall do, or permit to be done, whether by action or inaction, anything contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 30 days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a situation which cannot with due diligence be cured within a period of 30 days, if Tenant shall not (y) within said 30-day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, and (z) duly institute within said 30-day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the same;

(iii)          Whenever Tenant shall desert and abandon the Demised Premises (whether the keys be surrendered or not and whether the rent be paid or not);

then in any of said cases set forth in the foregoing subparagraphs (i) through (iii), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of 5 days from the date of service of such notice of intention, and upon the expiration of said 5 days the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall expire and terminate with the same effects as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 35.

33.03. Adequate Assurances.

Without limiting any of the provisions of Articles 33, 34 or 35, if pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Article 13 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of six month’s fixed rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the six months preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, for the balance of the term of this lease as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed.  If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration after deducting therefrom (i) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (ii) any portion of such consideration reasonably designated by the assigned as paid for the purchase of Tenant’s property in the Demised Premises, shall be the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

ARTICLE 34

Re-Entry by Landlord

34.01. Re-Entry; Summary Proceedings.

If Tenant shall default in the payment of any installment of rent or any other charge payable by Tenant to Landlord, on any day upon which the same is due, and if such default shall continue for 5 days after Landlord shall have given to Tenant a notice specifying such default, or if the term of this lease shall be terminated as in Article 33 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, other than willful misconduct, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its fee estate and interest therein.  The word “re-enter”, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of the term of this lease under the provisions of Article 33 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of the term of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the rent and any other charge payable by Tenant to Landlord up to the time of such termination or re-entry, as the case may be, and shall also pay to Landlord damages as provided in Article 35.

34.02. Remedies Cumulative.

The remedies to which Landlord or Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord or Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

34.03. Retention of Funds.

If the term of this lease shall be terminated under the provisions of Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of the term of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any rent or other charge due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 33 or pursuant to law.

ARTICLE 35

Damages

35.01. Damages.

Tenant covenants and agrees that if the term of this lease shall be terminated under the provisions of Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of Article 34, or in the event of the termination of the term of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)           A sum which at the time of such termination or at the time of such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

(i)            the aggregate of the rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination or re-entry) for the period commencing with the date of such termination or re-entry, as the case may be, and ending with the Expiration Date, had the term of this lease not been so terminated or had Landlord not so re-entered the Demised Premises, over

(ii)           the aggregate rental value of the Demised Premises for the same period; both discounted to the date of such termination or re-entry, as the case may be, at the rate of 10% per annum compounded quarterly; or

(b)           Sums equal to the rent payable hereunder which would have been payable by Tenant had the term of this Lease not been so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date.  Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease.  Landlord may grant concessions of free rent and Landlord, at its option, may make such alterations and decorations in the Demised Premises as Landlord considers advisable and necessary for the purpose of re-letting the Demised Premises, and the granting of such concessions and/or making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid; provided, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expense incurred or paid by Landlord in terminating the term of this lease and in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, attorneys’ fees and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(c)           In the event of a default by Tenant in its obligations under this lease, beyond applicable grace periods, if any, resulting in the termination of this lease, in addition to Landlord’s other rights and remedies, there shall be immediately payable by Tenant to Landlord, as additional rent, the unamortized amount of all of the following which are incurred, granted or assumed by Landlord in connection with the lease:  all rent concessions; free rent; rent credits, contributions or payments by Landlord with respect to work or improvements performed in the Demised Premises; and/or obligations expenses and liabilities of Tenant assumed or paid for by Landlord in consideration of Tenant’s entering into this lease.

35.02. Recovery of Damages.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been terminated under the provisions of Article 33, or under any provision of law, or had Landlord not re-entered the Demised Premises.

35.03. Additional Damages.

Nothing herein contained shall be construed as limiting or precluding the recovery by either party of any sums or damages, in which, in addition to the damages particularly provided above, to which Landlord or Tenant may lawfully be entitled by reason of any default hereunder on the part of  the other party.

ARTICLE 36

Waivers

36.01. Waiver of Redemption Rights.

Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which it or any party claiming through or under Tenant might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of the term of this lease as herein provided.  Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent.

36.02. No Designation of Payments.

Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

36.03. Waiver of Jury Trial.

Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Demised Premises, any claim of injury or damage, or any emergency statutory or any other statutory remedy.

ARTICLE 37

Unperformed Covenants

37.01. Performance of Tenant’s Obligations.

If Tenant shall default in the performance of any of Tenant’s obligations hereunder, Landlord, without thereby waiving such default, may at Landlord’s option, after reasonable notice to Tenant, perform the same for the account of Tenant.  If Landlord makes any expenditures or incurs any obligations for the payment of money, including attorneys’ fees in instituting, prosecuting or defending any action or proceeding by reason of any default of Tenant hereunder, such sums paid or obligations incurred, with interest at the maximum legal rate thereon, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of any bill or statement to Tenant therefore.

In the event Tenant is obligated (whether pursuant to this Lease, by law or otherwise) to pay or reimburse Landlord for counsel or attorneys’ fees, or other costs, disbursements, fees, expenditures, charges or expenses, it shall be deemed that Tenant shall only be obligated to pay or reimburse Landlord for Landlord’s reasonable counsel or attorneys’ fees, and actual, out-of-pocket reasonable costs, disbursements, fees, expenditures, charges or expenses, respectively, as the case may be.

Landlord agrees not to expend any money on Tenant’s behalf or incur any obligation on Tenant’s behalf, unless Tenant shall have received written notice from Landlord, specifying the nature and amount of the intended expenditure or the nature of the intended obligation and, within thirty (30) days from the receipt of such notice, Tenant shall not have obviated the necessity for such expenditure or obligation by Landlord.

ARTICLE 38

Consents and Approvals

38.01. Consents and Approvals.

Whenever in this lease it is provided that Landlord shall not unreasonably withhold or delay consent or approval or shall exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as “consent”), if Landlord shall delay or refuse such consent, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damage by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent.  Tenant’s sole remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment to enforce any such provision, but any such equitable remedy which can be cured by the expenditure of money may be enforced personally against Landlord only to the extent of interest in the Building.  Failure on the part of Tenant to seek such relief within 90 days after the date upon which Landlord has withheld its consent shall preclude any right to dispute the reasonableness of such withholding of consent. The parties agree that the question of Landlord’s reasonableness may be submitted to arbitration at the office of the American Arbitration Association nearest the Building in accordance with the rules for expedited arbitration of the American Arbitration Association.

38.02. Expenses.

If Tenant shall request the consent or approval of Landlord to the making of any alterations or to any other thing, and Landlord shall seek and pay a separate fee for the expert opinion of Landlord’s architect or engineer, Tenant shall pay to Landlord, as additional rent, within 30 days after demand, accompanied by supporting documentation, all reasonable costs and expenses of Landlord incurred in reviewing plans and specifications.

ARTICLE 39

Rules and Regulations

39.01. Rules and Regulations.

Tenant and Tenant’s invitees shall observe and comply with the Rules and Regulations attached hereto and made part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents or the maintenance association (of which Landlord is a member and which relates to the operation and maintenance of the Park, if applicable) may from time to time adopt.  Notice of any additional Rules and Regulations shall be given to Tenant.  Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant or occupant of the Building or the Park, if applicable, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, licensees, contractors, subcontractors or invitees.  In the event of a conflict between the Rules and Regulations and the provisions of the lease, the provisions of the lease shall prevail. Any rules and regulations promulgated by Landlord shall be uniformly enforced against all the tenants in the Office Building Space in a non-discriminatory manner.

ARTICLE 40

Amendments for Financing

40.01. Amendments for Financing.

If, in connection with obtaining financing for the Real Property, a banking, insurance or other recognized institutional lender shall request commercially  reasonable modifications in this lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, decrease its rights or impose additional material obligations on Tenant  and are in a form and substance reasonably satisfactory to Tenant.

ARTICLE 41

Notice to Mortgagees and Underlying Lessors

41.01. Notice to Mortgagees and Lessors.

Upon the occurrence of any act or omission on the part of Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this lease or the term hereof or to claim a partial or total eviction, Tenant shall not exercise such right until (i) it has given notice of the occurrence of such act or omission to holders of any mortgages which at the time shall be liens on the leasehold estate under any ground lease or the Real Property, and the lessors under all underlying leases, if the names and addresses of such holders and lessors shall previously have been furnished to Tenant, and (ii) a period of time has elapsed after such notice as shall equal the greater of (y) twice the length of time to which Landlord would be entitled under this lease or otherwise, after similar notice, to remedy such act or omission, or (z) the same time to which Landlord would be so entitled, plus the time reasonably required to enable the holder of such mortgage or lease to become legally entitled (through receivership or otherwise) to remedy such act or omission.

ARTICLE 42

Parties Bound; Partnership Tenant

42.01. Successors and Assigns.

The covenants, agreements, terms, provisions and conditions of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 13 shall operate to vest any rights under this lease in any successor or assignee of Tenant.  It is understood and agreed, however, that (i) the covenants and obligations on the part of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Real Property as owner or lessee thereof, provided such successor or transferee assumes the obligations in writing, (ii) in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Real Property, but only with respect to the period ending with a subsequent transfer of such interest, and (iii) a lease of the entire interest of Landlord hereunder shall be deemed a transfer within the meaning of this Article.

42.02. Partnership Tenant.

If Tenant’s interest in this lease shall at any time be held by a partnership, or by 2 or more persons individually (any such partnership and such persons are referred to in this Section as “Partnership Tenant”), the following provisions shall apply to such Partnership Tenant:

(a)           The liability of each of the parties comprising Partnership Tenant shall be joint and several;

(b)           Each of the parties comprising Partnership Tenant thereby consents in advance to, and agrees to be bound by, any (i) written instrument which may thereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and (ii) notices, demands, requests or other communications which may thereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant;

(c)           Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant, or to any of the parties comprising Partnership Tenant, shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties;

(d)           If Partnership Tenant shall admit new partners, all of such new partners shall by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed; and

(e)           Partnership Tenant shall give prompt notice to Landlord of the admission of each such new partner, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subparagraph (d) of this Section).

Landlord shall release from liability hereunder, as to obligations thereafter accruing, retiring partners and the estates of deceased partners, provided that the aggregate assets of the remaining partners of a Partnership Tenant shall be sufficient in Landlord’s reasonable judgment to meet Tenant’s obligations hereunder.

The provisions of this Section shall not be deemed to constitute a consent, by Landlord, to the assignment of any interest in this lease by Tenant.

ARTICLE 43

No Other Waivers or Modifications

43.01. Waivers.

The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance or observance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

43.02. Surrender; Payments.

Without limiting the generality of the foregoing provisions of this Article:

(a)           No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing, signed by Landlord.  The delivery of keys to the Demised Premises to an employee of Landlord or of its agent shall not operate as a termination of the term of this lease or a surrender of the Demised Premises.

(b)           The receipt by Landlord or Tenant, or the payment by Tenant or Landlord, of rent or any other payment with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

(c)           No payment by Tenant or Landlord or receipt by Landlord or Tenant of a lesser amount than the correct amount of any rent or other charge due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord and Tenant may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

ARTICLE 44

Notices

44.01. Notices.

Except for rent bills, any notice, request, approval, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (shall be sent in duplicate to Landlord) and shall be delivered by registered or certified mail, addressed to the other party at the address hereinabove set forth (in the case of notice to Landlord, one copy to be addressed to the attention of Executive Vice President of Leasing and one copy to be addressed to the attention of General Counsel) and shall be deemed to have been given, rendered, made or (in the case of any communication required by the provisions of this lease to have been received before any period prescribed herein for the taking of any action or the creation of any rights shall commence) received, on the second business day following the day so mailed if mailed in Rockland County and the third business day following the day so mailed if mailed outside of Rockland County.  Any notices, approvals, consents, bills, statements or other communication given pursuant to this Article by either party may be given by such party, their agents or attorneys.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, bills, statements or other communications intended for it.

Landlord shall send a copy of all default notices to Tenant to the attorneys for Tenant at the following address, provided, however, the failure to deliver any notice to Tenant’s attorneys shall not negate a notice otherwise properly sent to Tenant:

Cole, Schotz, Meisel, Forman & Leonard, P.A.

Court Plaza North

25 Main Street

P.O. Box 800

Hackensack, New Jersey 07602-0800

Attention: Marc Press, Esq.

ARTICLE 45

Estoppel Certificate-Recording

45.01. Tenant’s Estoppel.

Tenant agrees, at any time and from time to time, upon 10 days prior notice from Landlord, to execute, acknowledge and deliver to Landlord and any other person designated by Landlord, a statement in writing stating (i) that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the fixed rent, additional rent and other charges, if any have been paid by Tenant, (iii) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying in detail each such default of which Tenant may have knowledge, and (iv) the address to which notices to Tenant should be sent.  If requested by Landlord, the form of statement shall be, at Landlord’s election, as set forth on Exhibit B, annexed hereto and made part hereof.  Any such statement delivered pursuant hereto may be relied upon by the holder of any interest in the Real Property, any prospective purchaser of the Real Property, any mortgagee or prospective mortgagee of the Real Property or of Landlord’s interest, or any prospective assignee of any such mortgage.

45.02. Landlord’s Estoppel.

Landlord agrees, at any time and from time to time, upon not less than 10 days prior written notice from Tenant and not more than twice during any calendar year, to execute, acknowledge and deliver to Tenant, or its designee, a statement in writing certifying items (i), (ii), (iii) and (iv) as in Section 45.01 provided, except that “Landlord” shall be substituted for “Tenant”, and vice versa, in items (iii) and (iv).

45.03. Recording.

This lease shall not be recorded.

ARTICLE 46

Miscellaneous

46.01. Entire Agreement.

This lease contains the entire agreement between Landlord and Tenant relating to the leasing of the Demised Premises.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and, in executing and delivering this lease Tenant is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may be expressly set forth in this lease.

46.02. Partial Invalidity.

If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

46.03. Applicable Law.

This lease shall be deemed to have been made in Rockland County, and shall be construed according to, and governed by, the law of the State of New York.

46.04. Consequential Damages.

In no event shall either party be liable for indirect, consequential, special, punitive or exemplary damages (including lost profits) incurred or which may be incurred by the other party hereunder, except as otherwise expressly set forth in Article 32 of this lease.

46.05. Lease Submission.

This lease is submitted to Tenant for signature, with the understanding that it shall not bind Landlord unless and until it has been executed by Landlord and delivered to Tenant or Tenant’s attorney or agent and until the holder of any mortgage will have approved this Lease if such approval is required under the terms of such mortgage.

46.06. Asterisks.

The asterisks set forth at various locations in this Lease are set forth for Landlord’s internal administrative purposes, and are not intended to refer to any other language or to be used for interpretive purposes.

46.07.  Confidentiality.

Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this lease, including, but not limited to, the fixed rent, to any person, corporation, partnership, association, newspaper, periodical or other entity except pursuant to a valid business purpose or as required by law.  This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under this lease.

46.08. Right to Relocate.

Landlord may, at its option, before or after the Commencement Date, elect by notice to Tenant to substitute for the Demised Premises other office space in the Buildings (herein called the “Substitute Premises”) designated by Landlord, provided that the Substitute Premises contains at least the same Rentable Area as the Demised Premises and has a configuration substantially similar to that of the Demised Premises.  Landlord’s notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the Rentable Area of the Substitute Premises.  Tenant shall vacate and surrender the Demised Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than 120 days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to this Section.  Tenant shall pay the same fixed rent and additional rent under Articles 3 and 4 with respect to the Substitute Premises as were payable with respect to the Demised Premises, without regard to the Rentable Area of the Substitute Premises.

Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business, nor to any abatement or reduction of fixed rent or additional rent, but Landlord shall, at Landlord’s expense, do the following:  (i) furnish and install in the Substitute Premises improvements and appurtenances at least equal in kind and quality to those contained in the Demised Premises at the time such notice of substitution is given by Landlord, (ii) provide to Tenant personnel to perform under Tenant’s direction the moving of Tenant’s Property from the Demised Premises to the Substitute Premises, (iii) promptly reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Demised Premises to the Substitute Premises, and (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant’s move from the Demised Premises to the Substitute Premises provided such costs are approved by Landlord in advance.  Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Demised Premises.  Without limiting the generality of the preceding sentence, Tenant agrees (i) to provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord and (ii) to promptly perform in the Substitute Premises any work to be performed by Tenant to prepare the same for Tenant’s occupancy. Landlord shall use commercially reasonable efforts to minimize any inconvenience or interference with Tenant’s business, it being the intention of the parties that any such relocation shall be at not expense to Tenant and that Tenant shall suffer no interruption of the conduct of business.

From and after the date that Tenant shall actually vacate and surrender the Demised Premises to Landlord, this Lease (i) shall no longer apply to the Demised Premises, except with respect to obligations which accrued on or prior to such surrender date; and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.

Promptly after Tenant receives Landlord’s notice of relocation, the parties shall enter into an amendment to this lease to reflect such relocation or, if required by Landlord, the parties shall enter into a new lease covering the Substitute Premises provided that such new lease contains the same material terms and conditions as this lease.

46.09 Authority.

The signatories on behalf of Tenant and Landlord represent and warrant that they are authorized to execute this Lease, and if Tenant is a corporation or other Entity, Tenant will, within fifteen (15) days of Landlord’s request, provide Landlord with a resolution confirming the authorization. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act.

46.10 Lease Condition.

This Lease is expressly conditioned upon Landlord receiving the consent and approval of Landlord’s mortgagee to its term and provisions not later than thirty (30) days after its execution by Tenant, and delivery to Landlord. Should said consent not be received within the aforesaid time period, Landlord may, at Landlord’s sole option, cancel this lease and return any prepaid fixed rent and security deposit and any other sums which Tenant has deposited with Landlord upon execution of this Lease, and Tenant shall not be obligated to reimburse Landlord for any expenses it has incurred with respect to this transaction prior to the Termination Date pursuant to this Article only, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

ARTICLE 47

Termination Option

47.01 Termination Option.

Notwithstanding anything to the contrary contained herein, Tenant shall have an option to surrender the Demised Premises (“Termination Option”) in accordance with the following terms and conditions:

(a)           If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice (“Termination Notice”) of Tenant’s exercise of this Termination Option, which shall be delivered in accordance with Article 44 Notices of the Lease, which Termination Notice must be received by Landlord no later than the date that is twelve (12) full months prior to the Termination Date.  TIME IS OF THE ESSENCE with respect to Landlord’s receipt of the Termination Notice and all other deadlines in this Article.

(b)           If Tenant gives the Termination Notice and complies with all the provisions in this Article, the Lease as it applies to the Premises only shall terminate at 11:59 p.m. on the last day of the month designated by Tenant in its Termination Notice (the “Termination Date”), which termination Date shall not be earlier than the day before the five (5) year anniversary of the Commencement Date.

(c)           In consideration for Tenant’s termination of this Lease, Tenant shall pay Landlord a termination fee (“Termination Fee”) in an amount determined based upon the Termination Date, as set forth on Exhibit F attached hereto. The Termination Fee shall be paid simultaneously with the Termination Notice sent by Tenant to Landlord.

(d)           Tenant’s obligations to pay fixed rent, additional rent, and any other costs or charges under this Lease, and to perform all other Lease obligations which specifically survive termination for the period up to and including the Termination Date, shall survive the termination of this Lease.

(e)           Notwithstanding the foregoing, if at any time during the period on or after the date on which Tenant shall exercise its Termination Option, up to and including the Termination Date, Tenant shall be in default of this Lease, then Landlord may elect, but is not obligated, to cancel and declare null and void Tenant’s exercise of the Termination Option and this Lease shall continue in full force and effect for the full Term hereof unaffected by Tenant’s exercise of the Termination Option.  If Landlord does not cancel Tenant’s exercise of the Termination Option after Tenant’s default, Tenant shall cure any default within the period of time specified in this Lease and this obligation to cure any default shall survive the Termination Date.

(f)            In the event Tenant exercises the Termination Option, Tenant covenants and agrees to surrender full and complete possession of the Demised Premises to Landlord on or before the Termination Date vacant, broom-clean, in good order and condition, and, in accordance with the provisions of this Lease, and thereafter the Demised Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant.

(g)           If Tenant shall fail to deliver possession of the Demised Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover Tenant from and after the Termination Date, and in such event all covenants and terms of Article 32 Surrender and Holdover shall apply and shall also be liable to Landlord for all costs and expenses incurred by Landlord in securing possession of the Demised Premises.  Landlord may accept any such sums from Tenant without prejudice to Landlord’s right to evict Tenant from the Premises by any lawful means.

(h)           If Tenant properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, the Lease as it applies to the Demised Premises shall cease and expire on the Termination Date with the same force and effect as if said Termination Date were the date originally provided in this Lease as the Expiration Date of the term hereof.

(i)            If all or a portion of the Demised Premises has been sublet, this Termination Option shall be deemed null and void and neither Tenant nor any subtenant shall have the right to exercise such option during the term of such sublease.

ARTICLE 48

Right of First Offer

48.01       Right Of First Offer.

(a)                                  i.              Subject to the provisions of this Article, Tenant shall have the option to lease from Landlord contiguous space on the first (1st) floor of the Building, as shown on the  floor plan attached as Exhibit A-1 (“Additional Space”) (A) at the expiration of the initial space lease for such Additional Space, subject to Landlord’s right to renew such leases or (B) if such space has not been initially leased and  is then currently vacant and further provided Landlord has received a bona fide expression of interest from a third party to lease said Additional Space  or (C) if such space has not been initially leased and  is then currently vacant and further provided Landlord is not negotiating for such space with another party, then upon unprompted written notice from Tenant.  If the Term of this Lease shall be in full force and effect on the expiration or termination date of the initial space lease, for the Additional Space, subject to Landlord’s right to renew such leases, or if Landlord has received a bona fide expression of interest from a third party to lease said Additional Space, or if such space has not been initially leased and is currently vacant and further provided Landlord is not negotiating for such space with another party, then upon unprompted written notice from Tenant, Tenant shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, provided Tenant either gives Landlord unprompted written notice or written notice of such election within ten (10) days after Tenant shall receive Landlord’s notice that such Additional Space is available for leasing to Tenant or that Landlord has received  a bona fide expression of interest from a third party to lease said Additional Space.  If Tenant fails or refuses to exercise this option as set forth in clauses (A) and (B) above within the time period set forth above (TIME BEING OF THE ESSENCE), then and in such event Tenant shall have no further rights under this Section with respect to such Additional Space.  If Tenant shall elect to lease said Additional Space: (v) said Additional Space shall be deemed incorporated within and part of the Premises on the date that Landlord shall notify Tenant that such Additional Space is ready for occupancy by Tenant and shall expire on the Expiration Date of this Lease, (x) (i) if Tenant exercises this option to lease the Additional Space during the first two (2) years of the term of this lease, the fixed rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the fixed rent for said Additional Space shall be at the same rate per square foot as is payable with respect to the Demised Premises (as set forth in Section 1.04 hereof, except that notwithstanding anything therein to the contrary, the fixed rent per square foot for the first 18 months of the term shall be deemed to be at the rate of $16.50 per rentable square foot), and (ii) if Tenant exercises this option to lease the Additional Space after the first two (2) years of the term of this lease, the fixed rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the  fixed rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause (ii) below, (y) Tenant’s Proportionate Share shall be proportionately increased, and (z) all other terms and provisions set forth in this Lease shall apply, except that (A) Landlord not be required to perform any work with respect to said Additional Space or provide any tenant improvement allowance for said Additional Space  and (B) the security deposit shall be increased by an amount equal to three (3) months average rent for the Additional Space.

The parties shall promptly execute an amendment of this Lease confirming

Tenant’s election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

ii.             If Tenant exercises this option to lease the Additional Space after the first two (2) years of the term of this lease Landlord and Tenant shall use their best efforts, within thirty (30) days after Landlord receives Tenant’s notice of its election to lease said Additional Space, (“Negotiation Period”) to agree upon the  fixed rent to be paid by Tenant for said Additional Space.  If Landlord and Tenant shall agree upon the  fixed rent, the parties shall promptly execute an amendment to this Lease stating the  fixed rent for the Additional Space.

If the parties are unable to agree on the  fixed rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space.  Each such person shall be a real estate broker or appraiser with at least ten (10) years’ active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Rockland County.  If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent.  Each notice containing the name of a person to act as appraiser shall contain the person’s address.  Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent.  If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent.  If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Landlord or Tenant to the office of the Association nearest the Building.  The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph.  Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person’s fees.  The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent.  A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties.  In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

After the fixed rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the fixed rent for the Additional Space.

If the fixed rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Tenant shall pay to Landlord an annual rent (“Temporary Rent”) which Temporary Rent on a per square foot basis shall be equal to the fixed rent, on a per square foot basis, then being paid by Tenant for the Premises.

Thereafter, if the parties shall agree upon a fixed rent, or the fixed rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such fixed rent is greater than the Temporary Rent, Tenant shall promptly pay to Landlord the difference between the fixed rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such fixed rent is less than the Temporary Rent, Landlord shall credit to Tenant’s subsequent monthly installments of fixed rent the difference between the Temporary Rent and the fixed rent determined by agreement or the appraisal process.

In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Rockland, _New York.  In no event shall the fixed rent for the Additional Space, on a per square foot basis, be less than the fixed rent for the Premises, on a per square foot basis.

(b)           The option granted to Tenant under this Article may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant’s property.  Tenant shall have no right to exercise any of such options subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 33.  Notwithstanding the foregoing, Tenant shall have no right to exercise the option granted to Tenant hereunder if, at the time it gives notice of such election (i) Tenant shall not be in occupancy of at least eighty percent (80%) of the Premises or (ii) more than twenty percent (20%) of the Premises shall be the subject of a sublease.  If Tenant shall have elected to exercise its option hereunder, such election shall be (at Landlord’s sole option) deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Tenant shall sublease more than twenty percent (20%) of the Premises or assign Tenant’s interest in this Lease.

ARTICLE 49

IDA Contingency Clause

49.01.      IDA Contingency Clause.

This Agreement is contingent upon the Tenant obtaining, at its sole cost and expense, an inducement resolution from the County of Rockland Industrial Development Agency (“IDA”) granting approval to the Tenant’s application for financial assistance from the IDA in the form of a sales tax exemption in connection with the Tenant’s proposed use and occupancy of the Premises.  Tenant shall promptly apply for and diligently pursue such IDA approvals. In the event Tenant does not obtain IDA approvals by April 17, 2008, Tenant shall have the right to cancel this lease by written notice to Landlord, given no later than April 24, 2008. Time shall be of the essence in connection with the giving of such notice. Tenant shall promptly notify Landlord when the IDA Approvals have been granted or denied. In the event Tenant cancels this lease pursuant to this Article, the parties shall have no further obligations to the other under this lease except that Tenant shall reimburse Landlord within ten (10) days of demand therefor, the cost of (i) preparing the plans and specifications for the Work to be performed by Landlord in the Demised Premises pursuant to the Work Letter and (ii) all Work performed by Landlord in the Demised Premises (including, without limitation, demolition of the Demised Premises and materials ordered) and (iii) restoring the Demised Premises to its condition prior to the commencement of such demolition or Work pursuant to this Lease, it being the intention of this Article that Tenant shall indemnify and hold Landlord harmless for all costs and expenses incurred by Landlord in connection with this transaction from and after the execution and delivery of this lease through and including the date of termination of this lease by Tenant. In the event Tenant fails to make such payment, it shall be deemed to be a default under this lease and Landlord may apply the security deposited hereunder to cure said default.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

RAMLAND REALTY ASSOCIATES L.L.C.

By:	M-C Rockland Partners L.P., Member
By:	Mack-Cali Sub XIV, Inc., general partner

By:
Name:
Title:

VISION-SCIENCES, INC.

By:	/s/ Yoav M. Cohen
Name: Yoav M. Cohen
Title: Chief Financial Officer

WORK LETTER (SECTION 7.01)

VISION-SCIENCES, INC. (“Tenant”) and RAMLAND REALTY ASSOCIATES L.L.C. (“Landlord”) are executing a written lease (“Lease”), covering premises in One Ramland Road, Orangeburg, New York, as more particularly described in the Lease (“Premises”).

To induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants contained in this Workletter Agreement (the “Workletter”), Landlord and Tenant agree as follows:

1.             Landlord will have its architect prepare at Tenant’s expense the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Landlord by Tenant.

a.             Architectural drawings and specifications for Tenant’s partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Landlord.

All such plans and specifications are expressly subject to Landlord’s written approval, which approval will not be unreasonably withheld.

2.             Landlord agrees to cause the partition plan, electrical plan, mechanical drawings, and the reflected ceiling plan to be delivered to Tenant on or before the fifteenth (15th) day after Lease execution.  Tenant agrees to approve or disapprove the plans by initialing and returning them to Landlord within five (5) days of receipt of each plan.  Upon approval of the plans initialed by Tenant, Landlord will file the plans with the appropriate governmental agencies. This Lease is expressly conditioned upon Landlord obtaining a building permit from the appropriate government official for the Work (as hereinafter defined).

3.             Landlord agrees, at Tenant’s expense, to do the work in the Demised Premises as shown on the approved plans described above (including, without limitation, construction of demising walls), which will be referred to as the “Work” in the following provisions of this Workletter.  “Building Standard” will mean the type and grade of material, equipment and/or device designated by Landlord as standard for the Building.  All items are Building Standard unless otherwise noted.

4.             Landlord shall obtain at least three (3) bids for the major trades comprising the Work.  Copies of all bids shall be provided to Landlord and Tenant for bid review.  Landlord shall use the subcontractor for each major trade with the lowest qualified bid unless Tenant and Landlord shall agree otherwise.  Promptly following the acceptance of bids, Landlord shall prepare and submit to Tenant a statement including Landlord’s 10% supervision plus 5% overhead charges (“Landlord’s Estimate”) which specifies in detail Landlord’s good faith estimate of the total “Tenant Improvement Costs”.  The “Tenant Improvement Costs” shall be defined as any and all reasonable costs, including hard and soft costs, which are expected to be incurred by Landlord in connection with the construction of The Work.  Landlord’s Estimate shall be subject to the review and written approval of Tenant, such approval not to be unreasonably withheld.  Such approval shall be deemed given if Tenant does not disapprove the same in writing within fifteen (15) days after its receipt of Landlord’s Estimate.

Tenant shall pay the Tenant Improvement Costs to Landlord, as Additional Rent, prior to occupancy of the Premises, as follows: (i) fifty percent (50%) upon Tenant’s execution and delivery of this Lease and (ii) fifty percent (50%) in progress payments as the Work is completed with reasonable supporting documentation from Landlord. Landlord’s cost of the Work shall include Landlord’s overhead and general conditions. Tenant shall pay to

Landlord, as Additional Rent, such progress payments due hereunder within ten (10) days following completion of such Work and Landlord’s demand therefor.  Notwithstanding anything herein to the contrary, in the event the actual Tenant Improvement Cost shall be less than $1,000,000.00, the difference between $1,000,000.00 and the actual Tenant Improvement Cost shall be shared equally by Tenant and Landlord.

5.             All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems will be furnished and installed by Tenant at its expense. Notwithstanding anything herein to the contrary, at Tenant’s request, Landlord shall remove the existing workstations in the Premises, store said workstations during the performance of the Work and re-install said workstations in accordance with the approved plans. The cost of said work will be included in the Tenant Improvement Costs. Landlord makes no representation or warranty with respect to said workstations, their condition or their suitability for any purpose and Tenant may use them in their as-is condition.

6.             The installation or wiring of telephone and computer (data) outlets is not part of the Work. Tenant will bear the responsibility to provide its own telephone and data systems at Tenant’s sole cost and expense (unless paid for as soft costs as provided for in paragraph 4 above).

7.             Changes in the Work, if necessary or requested by the Tenant, will be accomplished after the execution of the Lease and this Workletter, and without invalidating any part of the Lease or Workletter, by written agreement between Landlord and Tenant (referred to as a “Change Order”).  Each Change Order will be prepared by Landlord and signed by both Tenant and Landlord stating their agreement on all of the following:

a.                                       The scope of the change in the Work; and

b.                                      The cost of the change; and

c.                                       The manner in which the cost will be paid; and

d.                                      The estimated extent of any adjustment to the Commencement Date (if any) as a result of the change in the Work.

                                                Each and every Change Order will be signed by Landlord’s and Tenant’s respective construction representatives.  In no event will any Change Order(s) be permitted without such authorizations.  A 10% supervision plus 5% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Landlord in the Demised Premises after Landlord’s completion of the Work.  If Tenant fails to approve any such Change Order within one (1) week, it will be deemed disapproved in all respects by Tenant, and Landlord will not be authorized to proceed on it.  Any increase in the cost of the Work or the change in the Work stated in a Change Order which results from Tenant’s failure to timely approve and return said Change Order will be paid by Tenant.  Tenant agrees to pay Landlord the cost of any Change Order upon receipt of an invoice for the Change Order.

8.             Intentionally omitted.

9.             Within 30 days of Tenant’s occupancy of all or any part of the Demised Premises, Tenant will identify and list any portion of the Work which does not conform to this Workletter (“Punch List”).  The Landlord will review with the Tenant all of the items so listed and correct or complete any portion of the Work referenced in the Punch List which fails to conform to the requirements of this Workletter.

10.           The terms contained in the Lease (which includes all Exhibits to the Lease) constitute

Landlord’s agreement with Tenant with respect to the Work.

11.           Except as set forth in the last sentence of this paragraph, all Work within the Demised Premises will become the property of Landlord upon installation.  No refund, credit or removal of any Work will be permitted at the expiration or earlier termination of the Lease.  Items installed that are not integrated in any way with the Work (e.g., furniture and other trade fixtures) become the property of Tenant upon installation.

12.           It is agreed that notwithstanding the date provided in the Lease for the Commencement Date, the term will not commence until the earlier of (i) the date Tenant (or anyone claiming under or through Tenant) occupies all or any part of the Demised Premises or (ii) the date Landlord has “substantially completed” the Work; provided, however, that if Landlord is delayed in substantially completing the Work as a result of:

a.             Tenant’s failure to approve the plans and specifications in accordance with Paragraph 2 of this Workletter;

b.             Tenant’s failure to furnish interior finish specifications (i.e., paint colors, carpet selection, etc.) to Landlord by the tenth (10th) business day after Tenant has approved the plans and specifications pursuant to Paragraph 2;

c.             Tenant’s request for materials, finishes or installations other than Landlord’s Building Standard;

d.             Tenant’s changes in the Work;

e.             The performance of a person, firm, partnership or corporation employed by Tenant and the non-completion of work by such person, firm, partnership or corporation; and/or

f.              Any act or omission of Tenant which delays governmental inspections and approvals, including, if necessary and without limitation, failure to install furniture and/or failure to obtain low voltage wiring permits;

g.             Tenant’s failure to pay the Tenant Improvements Cost to Landlord when required pursuant to Paragraph 4;

then the Commencement Date will be accelerated by the number of days of such delay, and Tenant’s obligation to pay fixed rent and Additional Rent will commence as of such earlier date.

13.           Landlord will permit Tenant and its agents to enter, as licensees only, the Demised Premises prior to the Commencement Date so that Tenant may perform through its own contractors such other work and decorations as Tenant may desire at the same time Landlord’s contractors are working in the Demised Premises.  The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

a.             Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other tenant or its mechanics or contractors;

b.             Tenant providing Landlord with evidence of Tenant’s contractors and subcontractors carrying such worker’s compensation insurance as required by law, commercial general liability and property insurance in amounts no less than the amounts set forth in Article 18 of the Lease.  If at any time such entry will cause disharmony or interference of the nature described in subparagraph 13 a) above, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.  Such entry will be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease, except as to the covenant to pay fixed rent.  Landlord will not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s decorations or installations made prior to the Commencement Date, the same being solely at Tenant’s risk; and

c.             If Tenant’s contractors cause disharmony with labor employed by Landlord, Landlord shall have the right to cause Tenant to use union contractors.

14.           No part of the Demised Premises will be deemed unavailable for occupancy by Tenant, nor will any work which the Landlord is obligated to perform in such part of the Demised Premises be deemed incomplete for the purpose of any adjustment of fixed rent payable under the Lease, if minor details of construction, decoration or mechanical adjustments exist and the non-completion of such details does not materially interfere with the Tenant’s use of such part of the Demised Premises.

15.           Intentionally omitted.

16.           This Workletter is based on the materials and layouts set forth or referenced in the Workletter.  Any change to the materials and layout will require a recalculation of construction costs and any increases in costs shall be Tenant’s responsibility.  Such recalculation will not negate any other Article of this Lease.

17.           All sums payable by Tenant to Landlord in connection with this Workletter and any other work to be performed by Landlord within the Demised Premises and billable to Tenant will be deemed additional rent.

18.           With respect to the construction work being conducted in or about the Demised Premises, each party agrees to be bound by the approval and actions of their respective construction representatives.  Unless changed by written notification, the parties designate the following individuals as their respective construction representatives:

FOR LANDLORD:	FOR TENANT:

c/o Mack-Cali Realty Corporation

CLEANING SPECIFICATIONS -

OFFICE PORTION OF DEMISED PREMISES

(SECTION 20.02)

1.             General

(a)           All flooring to be swept and/or dust mopped on each business day.

(b)           All carpeting areas and rugs vacuumed twice weekly.

(c)           All stairways to be swept each business day.

(d)           Empty and wipe wastepaper baskets and shredders each business day.

(e)           Cigarette urns to be cleaned each business day and sand replaced when necessary.

(f)            Floors, walls and interior surfaces of lobby, elevators and public corridors to be maintained as required.

(g)           Dust furniture and window sills as required.

(h)           Water coolers to be wiped each business day.

(i)            Entrance lobby glass to be washed or wiped each business day.

2.             Lavatories Daily (Business Days)

(a)           All flooring to be swept and washed using disinfectant in water.

(b)           All basins, bowls, urinals and toilet seats to be washed.

(c)           All mirrors to be washed.

(d)           Paper towel and sanitary disposal receptacles to be emptied and cleaned.

(e)           Toilet tissue holders and soap and paper towel dispensers to be filled.

3.             Windows

(a)           Three times per year clean all exterior windows on the inside only, provided that window sills are free of articles and access to the windows is not obstructed.

(b)           Two times per year clean all exterior windows on the outside.

4.             Venetian Blinds

Venetian blinds to be dusted annually or more frequently as may be reasonably necessary.

5.             Ledges and mouldings

Ledges and mouldings to be high dusted semi-annually as required.

6.             Lighting Fixtures

Interior and exterior of lighting fixtures to be dusted annually as required.

RULES AND REGULATIONS (SECTION 38.01)

1.             Any moving of furniture or equipment into or out of the Demised Premises must be done by Tenant at its own cost and expense, on business days after 6:00 P.M., or on Saturday subject, however, to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If such move requires use of an elevator, such move shall not be in excess of such elevator’s carrying load capacity. Notwithstanding anything herein to the contrary,  this rule shall not be applicable if any such move by Tenant utilizes the loading dock exclusively servicing the Demised Premises.

2.             The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its invitees to congregate in any of said areas.  No door mat shall be placed or left in any public hall or outside any entry door of the Demised Premises.

3.             No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

4.             Except as otherwise provided in the lease, no sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises (except if not visible from outside the Demised Premises) or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to Tenant.  Interior signs and lettering on doors and directory tablets shall, if and when approved by Landlord, be inscribed, painted or affixed by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

5.             The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

6.             No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Building halls, corridors or vestibules by Tenant.

7.             Tenant shall not discharge or permit to be discharged any materials which may cause damage into waste lines, vents or flues of the Building.  The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, corrosives, acids or other substances shall be thrown or deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose invitees, shall have caused the same.

8.             Tenant shall not mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building, except that paintings or other wall hangings/decorations shall be permitted.  No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct.  Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement and other similar adhesive material being expressly prohibited.

9.             No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Demised Premises.

10.           No objectional noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in Landlord’s judgment, might disturb other tenants in the Building, shall be made or permitted by Tenant.  Nothing shall be done or permitted in the Demised Premises by Tenant which would adversely impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.  Tenant shall not throw anything out of the doors, windows of skylights or down the passageways, except in the ordinary course of Tenant’s business and in compliance with law.

11.           Neither Tenant nor its invitees shall bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials, other than deminimus quantities of office, cleaning and other supplies kept in the ordinary course of Tenant’s business, which shall be used, stored and disposed of in accordance with applicable laws and requirements of public authorities.

12.           Additional locks or bolts of any kind which shall not be operable by the grand master key(s) for the Building shall not be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key(s).  Tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

13.           All removals from the Demised Premises or the Building, or the moving or carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may determine from time to time.  All deliveries of any nature whatsoever to the Building or the Demised Premises must be made only through Building entrances specified for such deliveries by Landlord.  Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 13 or Rule 17 hereof.

14.           Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau.  Tenant shall not advertise for laborers giving an address at the Demised Premises.  Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

15.           Tenant shall not purchase or contract for services in the Demised Premises except from contractors, companies or persons so approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

16.           Except as otherwise provided in the lease, Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which in Landlord’s judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising or identifying sign.

17.           Landlord reserves the right (although it is specifically understood that Landlord shall not be obligated under any circumstances) to exclude from the common areas of the Building during hours other than regular business hours and days all persons who do not present a pass to the Building signed by Landlord.  All such persons entering and/or leaving the Building during hours other than regular business hours and days may be required to sign a register.  Landlord will furnish passes to persons for whom any tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.  Landlord’s providing of services during other than regular business hours and days shall not be interpreted to mean that the Building is in operation during such after-hours; and, in lieu of possible darkness, lack of activity and lack of Building services during such after-hours, Tenant may wish to take measures regarding security of its invitees using the Demised Premises during other than regular business hours and days.

18.           All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use.  Entrance doors shall not be left open at any time.

19.           Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees to Landlord and/or Landlord’s contractors while doing janitorial service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

20.           The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

21.           The requirements of Tenant will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

22.           Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

23.           There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, in the moving or delivery or receipt of safes, freights, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards, and such other safeguards as Landlord shall require.  No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person or on a dolly by delivery personnel, shall be made without prior notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor or floor covering) adequate masonite or plywood sheets covering all lobby corridor, public hall and other public area floors of the Building (whether carpeted or terrazzo) over which such move or delivery shall take place. Notwithstanding anything herein to the contrary, this rule shall not be applicable if any such move and/or delivery utilizes the loading dock exclusively servicing the Demised Premises.

24.           Tenant shall not cause or permit any objectional odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the Demised Premises except as is expressly permitted in the Lease.

25.           Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the Demised Premises.

26.           Subject to the provisions of the lease, Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building.  No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

27.           Tenant, its employees, agents, licensees, contractors and subtenants shall not litter any public areas of the Building or the Real Property (including, the walkways and parking areas located thereon).

28.           Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this lease that may be applicable to or result from such installation, maintenance or operation.

29.           Landlord shall not unreasonably withhold or delay from Tenant any approval provided for in the Rules and Regulations.

30.           Tenant shall secure or lock valuable equipment or goods within the Demised Premises that are readily removable including, without limitation, laptop computers. Landlord shall not be responsible to Tenant for any loss of property from the Demised Premises however occurring, including but not limited to theft or burglary from the Demised Premises.

31.           To the extent these rules and regulations conflict with the terms and conditions of the lease, the lease shall prevail.

EXHIBIT “B”

STATEMENT OF TENANT IN RE:

Date:
Re: Address:
Your Appl. #

Gentlemen:

It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

The undersigned, as Tenant, under that certain lease dated                     , made with                                              as Landlord, hereby ratifies the said lease and certifies that:

1.                                       the undersigned has entered into occupancy of the premises described in said lease on                                         ; and,

2.                                       the undersigned is presently open and operating in the premises; and,

3.                                       the minimum rental in the annual amount of $                              has been paid through                                           ; and,

4.                                       said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated                       ), and to the best of our knowledge, neither party thereto is in default thereunder; and,

5.                                       that the same represents the entire agreement between the parties as to this leasing; and,

6.                                       that the term of said lease expires on                               ; and,

7.                                       to the best of our knowledge, all conditions under said lease to be performed by the Landlord have been satisfied, including but without limitation, all co-tenancy requirements thereunder; and,

8.                                       all required contributions by Landlord to Tenant on account of Landlord’s improvements have been received; and,

9.                                       on this date to the best of our knowledge, there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Landlord; and,

10.                                 that no rental has been paid in advance and no security (or in the amount of $                            ) has been deposited with Landlord; and,

11.                                 that rental through                         , 20    , has been paid.

Very truly yours,
(Tenant)

By:
(Title)

B-1

EXHIBIT “C”

Intentionally omitted.

C-1

Sample

EXHIBIT “D”

COMMENCEMENT DATE AGREEMENT

1.0                               PARTIES

THIS AGREEMENT made the                   day of                 , 200  is by and between RAMLAND REALTY ASSOCIATES L.L.C. (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 and VISION SCIENCES, INC. (“Tenant”) whose address is 40 Ramland Road, Orangeburg, New York 10962.

2.0                               STATEMENT OF FACTS

2.1                                 Landlord and Tenant entered into a Lease dated                         , 200  (referred to as the “Lease” in this Agreement) setting forth the terms of occupancy by Tenant of approximately                gross rentable square feet on the            (      ) floor (referred to as the “Premises” in this Agreement) at                                                            (referred to as “Building” in this Agreement); and

2.2                                 The Commencement Date of the Term of the Lease has been determined in accordance with the provisions of Article 20 of the Lease.

3.0                               STATEMENT OF TERMS

The parties conclusively agree that they have received good and valuable consideration for making the following agreements:

3.1                                 The Commencement Date of the Term of the Lease is                      , 200  and the Expiration Date of the Term is                            , 20    ,  and Articles 4 and 6 of the Basic Lease Provisions are modified accordingly.

3.2                                 Tenant represents and warrants to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Lease.

3.2                                 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease.

EXCEPT as modified in this Agreement, the Lease will remain in full force and effect as if the same were set forth in full in this Agreement, and Landlord and Tenant ratify and confirm all the terms and conditions of the Lease as modified by this Agreement.

THIS AGREEMENT will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the failures described above.

Landlord and Tenant have executed this Agreement as of the date and year first above written and represent and warrant to each other that the individual signing this Agreement on its behalf possesses the requisite authority to sign this Agreement.

LANDLORD:		TENANT:

RAMLAND REALTY ASSOCIATES L.L.C.		VISION SCIENCES, INC.
By:	M-C Rockland Partners L.P., Member
By:	Mack-Cali Sub XIV, Inc., general partner

By:		By:
	Name:	Name:
	Title:	Title:

D-1

EXHIBIT “E”

TENANT’S SIGN SPECIFICATIONS

E-1

EXHIBIT “F”

Termination Date
(Month of Lease)	Termination Fee
1	$1,011,139.86
2	$1,005,229.76
3	$999,285.18
4	$993,305.93
5	$987,291.80
6	$981,242.59
7	$975,158.09
8	$969,038.10
9	$962,882.41
10	$956,690.81
11	$950,463.09
12	$944,199.04
13	$937,898.46
14	$931,561.12
15	$925,186.81
16	$918,775.32
17	$912,326.43
18	$905,839.92
19	$899,315.57
20	$892,753.16
21	$886,152.47
22	$879,513.28
23	$872,835.36
24	$866,118.49
25	$859,362.43
26	$852,566.96
27	$845,731.86
28	$838,856.88
29	$831,941.79	-Not Applicable
30	$824,986.37
31	$817,990.39
32	$810,953.58
33	$803,875.72
34	$796,756.58
35	$789,595.92
36	$782,393.48
37	$775,149.03
38	$767,862.31
39	$760,553.10
40	$753,161.13
41	$745,746.15
42	$738,287.92
43	$730,786.19
44	$723,240.69
45	$715,651.18

46	$708,017.40
47	$700,339.09
48	$692,615.98
49	$684,847.83
50	$677,034.36
51	$669,175.31
52	$661,270.42
53	$653,319.42
54	$645,322.03
55	$637,278.00	-Not Applicable
56	$629,187.04
57	$621,048.88
58	$612,863.25
59	$604,629.87
60	$596,348.47
61	$588,018.75
62	$579,640.45
63	$571,213.27
64	$562,736.93
65	$554,211.15
66	$545,635.63
67	$537,010.39
68	$528,334.24
69	$519,607.77
70	$510,830.40
71	$502,001.83
72	$493,121.76
73	$484,189.89
74	$475,205.92
75	$466,169.54
76	$457,080.45
77	$447,938.34
78	$438,742.89
79	$429,493.81
80	$420,190.78
81	$410,833.48
82	$401,421.59
83	$391,954.80
84	$382,432.79
85	$372,855.24
86	$363,221.81
87	$353,532.19
88	$343,786.05
89	$333,923.05
90	$324,122.87
91	$314,205.17

92	$304,229.62
93	$294,195.88
94	$284,103.61
95	$273,952.47
96	$263,742.11
97	$253,472.19
98	$243,142.36
99	$232,752.28
100	$222,301.59
101	$211,789.93
102	$201,216.96
103	$190,582.31
104	$179,885.62
105	$169,126.54
106	$158,304.70
107	$147,419.73
108	$136,471.26
109	$125,458.93
110	$114,382.39
111	$103,241.18
112	$92,035.00
113	$80,763.46
114	$69,426.17
115	$58,022.74
116	$46,552.79
117	$35,015.93
118	$23,411.78
119	$11,739.93
120	—